Exhibit 4.13

EXECUTION VERSION

AGREEMENT AMONG NOTEHOLDERS

Dated as of May 16, 2017

by and among

UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK
(Initial Note A-1 Holder, Initial Note A-2 Holder, Initial Note A-3 Holder, Initial Note A-4 Holder)

and

DEUTSCHE BANK AG, NEW YORK BRANCH

(Initial Note A-5 Holder)

and

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

(Initial Note A-6 Holder)

and

UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, DEUTSCHE BANK AG, NEW YORK BRANCH AND CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.
(Initial Junior Noteholder)

SAVE MART PORTFOLIO

 -i-

THIS AGREEMENT AMONG NOTEHOLDERS (with the exhibits and schedules hereto and all amendments and modifications hereof and supplements hereto, this “Agreement”), dated as of May 16, 2017 by and among UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG, New York Branch,” together with its successors and assigns in interest, in its capacity as the initial owner of Note A-1 (as defined herein), the “Initial Note A-1 Holder”), UBS AG, New York Branch, together with its successors and assigns in interest, in its capacity as the initial owner of Note A-2 (as defined herein), the “Initial Note A-2 Holder”), UBS AG, New York Branch, together with its successors and assigns in interest, in its capacity as the initial owner of Note A-3 (as defined herein), the “Initial Note A-3 Holder”), UBS AG, New York Branch, together with its successors and assigns in interest, in its capacity as the initial owner of Note A-4 (as defined herein), the “Initial Note A-4 Holder”), Deutsche Bank AG, New York Branch (“DBNY,” together with its successors and assigns in interest, in its capacity as the initial owner of Note A-5 (as defined herein), the “Initial Note A-5 Holder”), Cantor Commercial Real Estate Lending, L.P. (“CCRE,” together with its successors and assigns in interest, in its capacity as the initial owner of Note A-6 (as defined herein), the “Initial Note A-6 Holder”) (the Initial Note A-1 Holder, the Initial Note A-2 Holder, the Initial Note A-3 Holder, the Initial Note A-4 Holder, the Initial Note A-5 Holder and the Initial Note A-6 Holder shall be referred to herein each as a “Initial Senior Noteholder” and collectively as the “Initial Senior Noteholders”) and UBS AG, New York Branch, together with its successors and assigns in interest, DBNY, together with its successors and assigns in interest, and CCRE, together with its successors and assigns in interest, collectively in their capacities as the initial owner of the Junior Note (as defined herein) (each as a “Initial Junior Noteholder” and collectively as the “Initial Junior Noteholders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), the Initial Senior Noteholder and the Initial Junior Noteholder originated a certain loan described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) (the “Mortgage Loan”) to the mortgage loan borrower described on the Mortgage Loan Schedule (the “Mortgage Loan Borrower”), which is evidenced, inter alia, by seven promissory notes (each, a “Note” and collectively, as amended, modified or supplemented, the “Notes”), each dated May 16, 2017, with the first such note in the original principal amount of $50,000,000.00 (as amended, modified or supplemented, “Note A-1”), made by the Mortgage Loan Borrower in favor of the Initial Note A-1 Holder, with the second such note in the original principal amount of $20,000,000.00 (as amended, modified or supplemented, “Note A-2”), made by the Mortgage Loan Borrower in favor of the Initial Note A-2 Holder, with the third such note in the original principal amount of $10,000,000.00 (as amended, modified or supplemented, “Note A-3”), made by the Mortgage Loan Borrower in favor of the Initial Note A-3 Holder, with the fourth such note in the original principal amount of $3,000,000.00 (as amended, modified or supplemented, “Note A-4”), made by the Mortgage Loan Borrower in favor of the Initial Note A-4 Holder, with the fifth such note in the original principal amount of $40,000,000.00 (as amended, modified or supplemented, “Note A-5”), made by the Mortgage Loan Borrower in favor of the Initial Note A-5 Holder, with the sixth such note in the original principal amount of $15,000,000.00 (as amended, modified or supplemented, “Note A-6” and together with Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5, each, a “Senior Note” and collectively, the “Senior Notes”) made by the Mortgage Loan Borrower in favor of the Initial Note A-6 Holder, with the seventh such note in the original principal amount of $32,000,000.00 (as amended, modified or supplemented, the “Junior Note”), made by the Mortgage Loan Borrower in favor of the Initial Junior Noteholder, and secured by certain first mortgages or deeds of trust lien (as amended, modified or supplemented, the “Mortgage”) on one or more parcels of, or estates in, real property located as described on the Mortgage Loan Schedule (collectively, the “Mortgaged Property”);

WHEREAS, each Initial Senior Noteholder intends, but is not bound, to sell, transfer and assign all or a portion of its right, title and interest in and to its respective Note to one or more depositors who will in turn transfer the same to one or more trusts as part of the securitization of one or more mortgage loans;

WHEREAS, the Initial Senior Noteholders and the Initial Junior Noteholders desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold the Senior Notes and the Junior Note, respectively;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.          Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Servicing Agreement or the Model PSA, as applicable. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Accelerated Mezzanine Loan Lender” shall mean any Mezzanine Lender if any Mezzanine Loan has been accelerated in whole or in part or if foreclosure or enforcement proceedings or other remedies have been commenced against the equity collateral pledged to secure any Mezzanine Loan or against any guarantor or indemnitor of any obligations under the loan documents evidencing, guaranteeing or securing any Mezzanine Loan.

“Acceptable Insurance Default” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Additional Servicing Expenses” shall mean (a) all Servicing Advances, fees and/or expenses incurred by and reimbursable to any Servicer, Trustee, Securitization Operating Advisor, Certificate Administrator or fiscal agent pursuant to the Servicing Agreement, and (b) all interest accrued on Advances made by (x) any Servicer, Trustee or fiscal agent in accordance with the terms of the Servicing Agreement or (y) any Non-Lead Servicer, Non-Lead Trustee or the fiscal agent in accordance with the terms of the related Non-Lead Securitization Servicing Agreement; provided that the aggregate special servicing fee (or equivalent) (which fee is payable solely during the period that the Mortgage Loan is a Specially Serviced Loan) shall not exceed an amount equal to 0.25% per annum of the outstanding principal balance of the

Mortgage Loan, the special servicing liquidation fee (or equivalent) shall not exceed 1.0% of the collections made with respect to the Mortgage Loan or any sums received from proceeds from the disposition of the Mortgaged Property or the Mortgage Loan, as the case may be, and the special servicing workout fee (or equivalent) shall not exceed 1.0% of the collections made with respect to the Mortgage Loan while the Mortgage Loan is a performing or “corrected” loan (or such other analogous term pursuant to the Servicing Agreement).

“Advance Interest Amount” shall mean interest payable on Advances, as specified in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.

“Advances” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.

“Affiliate” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and from and after the Securitization Date shall mean the Certificate Administrator, if any, and if there is no Certificate Administrator, shall mean the Trustee.

“Agent Office” shall mean, prior to the First Securitization, the designated office of the Initial Agent in the State of New York, which office at the date of this Agreement is located at UBS AG, 1285 Avenue of the Americas, New York, New York, 10019, Attention: David Schell, Email address: david.schell@ubs.com, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Noteholders.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Appraisal” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Appraisal Reduction Amount” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Asset Representations Reviewer” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Asset Review” shall have the meaning assigned to such term in any Non-Lead Securitization Servicing Agreement or such other analogous term used in any Non-Lead Securitization Servicing Agreement.

“Asset Status Report” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Balloon Payment” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Business Day” shall have the meaning assigned to such term in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.

“CDO” shall have the meaning assigned to such term in the definition of the term “Qualified Institutional Lender”.

“CDO Asset Manager” with respect to any Securitization Vehicle that is a CDO, shall mean the entity which is responsible for managing or administering the Junior Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of the Junior Note).

“Certificate Administrator” shall mean the certificate administrator under the Lead Securitization Servicing Agreement, if any.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall mean the trust account or accounts (including any sub-accounts) created and maintained by the Servicer.

“Common Control Party” shall mean with respect to any specified Person, any other Person that Controls, is Controlled by or under common Control with such specified Person.

“Conduit” shall have the meaning assigned to such term in Section 19(f).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 19(f).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 19(f).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise; provided that, for purposes of the definition of

“Qualified Institutional Lender” as used in this Agreement, “Control” shall also require the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity. “Controlled” and “Controlling” each have the meaning correlative thereto.

“Control Appraisal Period” A “Control Appraisal Period” shall exist with respect to the Mortgage Loan, if and for so long as:

(a)       (1) the initial Junior Note Principal Balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Junior Note after the date of creation of the Junior Note, (y) any Appraisal Reduction Amount for the Mortgage Loan that is allocated to the Junior Note and (z) any losses realized with respect to any Mortgaged Property or the Mortgage Loan that are allocated to the Junior Note, is less than

(b)       25% of the remainder of the (i) initial Junior Note Principal Balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Junior Noteholder on the Junior Note after the date of creation of the Junior Note.

“Controlling Class Representative” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Controlling Noteholder” shall mean as of any date of determination (i) the Junior Noteholder, unless a Control Appraisal Period has occurred and is continuing or (ii) if a Control Appraisal Period has occurred and is continuing, the Note A-1 Holder; provided that at any time the Note A-1 Holder is the Controlling Noteholder and Note A-1 is included in the Lead Securitization, references to the “Controlling Noteholder” herein shall mean the holders of the majority of the class of securities issued in the Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” hereunder, as and to the extent provided in the Servicing Agreement; provided that, if the Junior Noteholder would be the Controlling Noteholder pursuant to the terms hereof, but any interest in the Junior Note is held by any Mortgage Loan Borrower Related Party, or any Mortgage Loan Borrower Related Party would otherwise be entitled to exercise the rights of the Junior Noteholder as Controlling Noteholder, a Control Appraisal Period shall be deemed to have occurred. If a Control Appraisal Period has occurred or deemed to have occurred and any interest in Note A-1 is held by any Mortgage Loan Borrower Related Party, or any Mortgage Loan Borrower Related Party would otherwise be entitled to exercise the rights of the Note A-1 Holder as Controlling Noteholder, the rights of the Controlling Noteholder shall be exercised by the Note A-2 Holder, unless any interest in Note A-2 is held by any Mortgage Loan Borrower Related Party, in which case the rights of the Controlling Noteholder shall be exercised by the Note A-3 Holder, unless any interest in Note A-3 is held by any Mortgage Loan Borrower Related Party, in which case the rights of the Controlling Noteholder shall be exercised by the Note A-4 Holder, unless any interest in Note A-4 is held by any Mortgage Loan Borrower Related Party, in which case the rights of the Controlling Noteholder shall be exercised by the Note A-5 Holder, unless any interest in Note A-5 is held by any Mortgage Loan Borrower

Related Party, in which case the rights of the Controlling Noteholder shall be exercised by the Note A-6 Holder, unless any interest in Note A-6 is held by any Mortgage Loan Borrower Related Party, in which case the rights of the rights of the Controlling Noteholder shall be deemed null and void and no Mortgage Loan Borrower Related Party shall be entitled to exercise such rights. As of the Closing Date, the Controlling Noteholder will be the Junior Noteholder.

“Cure Period” shall have the meaning assigned to such term in Section 11(a).

“Custodian” shall mean the custodian under the Lead Securitization Servicing Agreement, if any.

“DBRS” shall mean DBRS, Inc., and its successors in interest.

“Defaulted Mortgage Loan” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Defaulted Mortgage Loan Purchase Price” shall mean the sum, without duplication, of (a) the Principal Balance of the Senior Notes, (b) accrued and unpaid interest thereon at the Senior Note Rate, from the date as to which interest was last paid in full by Mortgage Loan Borrower up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date the purchase occurred, (c) any other amounts due under the Mortgage Loan, other than Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, provided that if any Mortgage Loan Borrower Related Party is the purchaser, the Defaulted Mortgage Loan Purchase Price shall include Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing Advances and any expenses incurred in enforcing the Mortgage Loan Documents (including, without limitation, servicing Advances payable or reimbursable to any Servicer, and earned and unreimbursed special servicing fees not in excess of the limitations set forth in this Agreement), (e) without duplication of amounts under clause (c), any accrued and unpaid Advance Interest Amount, (f) (i) if any Mortgage Loan Borrower Related Party is the purchaser or (ii) if the Mortgage Loan is purchased more than ninety (90) days after the first such option becomes exercisable pursuant to Section 12 of this Agreement, any liquidation or workout fees payable under the Lead Securitization Servicing Agreement with respect to the Mortgage Loan and (g) any Recovered Costs not reimbursed previously to the Senior Notes pursuant to this Agreement. Notwithstanding the foregoing, if the Junior Noteholder is purchasing from any Mortgage Loan Borrower Related Party, the Defaulted Mortgage Loan Purchase Price shall not include the amounts described under clauses (d) through (f) of this definition. If the Mortgage Loan is converted into a REO Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue at the Senior Note Rate on the Senior Note Principal Balance, as if the Mortgage Loan were not so converted. In no event shall the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Junior Noteholder under this Agreement.

“Defaulted Note Purchase Date” shall have the meaning assigned to such term in Section 12.

“Depositor” shall mean the Person selected by a Senior Noteholder to create a Securitization Trust.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Documents.

“Executive Order” shall mean an Executive Order of the President of the United States of America.

“Final Recovery Determination” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“First Securitization” shall mean the earliest to occur of the Note A-1 Securitization, the Note A-2 Securitization, the Note A-3 Securitization, the Note A-4 Securitization, the Note A-5 Securitization and the Note A-6 Securitization.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Government Lists” shall mean, collectively, (i) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, and (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order.

“Guarantor” shall mean any guarantor or indemnitor (other than the Mortgage Loan Borrower) under any “Guaranty” or the “Environmental Indemnity” as such terms are defined in the Mortgage Loan Documents.

“Initial Agent” shall mean UBS AG, New York Branch, in its capacity as the initial Agent hereunder.

“Initial Note A-1 Holder” shall have the meaning assigned to such term in the preamble.

“Initial Note A-2 Holder” shall have the meaning assigned to such term in the preamble.

“Initial Note A-3 Holder” shall have the meaning assigned to such term in the preamble.

“Initial Note A-4 Holder” shall have the meaning assigned to such term in the preamble.

“Initial Note A-5 Holder” shall have the meaning assigned to such term in the preamble.

“Initial Note A-6 Holder” shall have the meaning assigned to such term in the preamble.

“Initial Junior Noteholder” shall have the meaning assigned to such term in the preamble.

“Initial Noteholders” shall mean, collectively, the Initial Note A-1 Holder, the Initial Note A-2 Holder, the Initial Note A-3 Holder, the Initial Note A-4 Holder, the Initial Note A-5 Holder, the Initial Note A-6 Holder and the Initial Junior Noteholder.

“Initial Senior Noteholder” shall have the meaning assigned to such term in the preamble.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Insurance and Condemnation Proceeds” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or any one or more analogous terms in the Lead Securitization Servicing Agreement.

“Interest Rate” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Interested Person” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds the Junior Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“Junior Note” shall have the meaning assigned to such term in the recitals.

“Junior Noteholder” shall mean the Initial Junior Noteholder or any subsequent holder of the Junior Note, together with its successors and assigns.

“Junior Noteholder Representative” shall have the meaning assigned to such term in Section 19(b).

“Junior Note Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Junior Note Principal Balance and the denominator of which is the sum of the Senior Note Principal Balance and the Junior Note Principal Balance.

“Junior Note Principal Balance” shall mean, at any time of determination, the Initial Junior Note Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Junior Note Rate” shall mean (i) initially, the Junior Note Rate set forth on the Mortgage Loan Schedule and (ii) after June 10, 2017, the Junior Note Rate set forth in the Mortgage Loan Documents.

“Junior Principal Portion” means, with respect to each Monthly Payment Date and (i) any scheduled principal portion of the related Monthly Payment, 100% of such scheduled principal payment received with respect to the Mortgage Loan and (ii) any non-scheduled principal payment (other than Insurance and Condemnation Proceeds), the Junior Note Percentage Interest of such non-scheduled principal payment received with respect to the Mortgage Loan.

“KBRA” shall mean Kroll Bond Rating Agency, Inc., and its successors in interest.

“Lead Securitization” shall mean (a) if the First Securitization is also the Note A-1 Securitization, the First Securitization and (b) if the First Securitization is not also the Note A-1 Securitization, then (i) for the period from the closing date of the First Securitization until the Note A-1 Securitization Date, the First Securitization and (ii) on and after the Note A-1 Securitization Date, the Note A-1 Securitization.

“Lead Securitization Note” shall mean (a) during the period from and after the Note A-2 Securitization Date, Note A-3 Securitization Date, Note A-4 Securitization Date, Note A-5 Securitization Date or Note A-6 Securitization Date but prior to the Note A-1 Securitization Date, the Note to be contributed to the First Securitization; and (b) on and after the Note A-1 Securitization Date, Note A-1.

“Lead Securitization Noteholder” shall mean the holder of the Lead Securitization Note.

“Lead Securitization Servicing Agreement” shall mean, as of any date of determination, the pooling and servicing agreement that governs the Securitization that is then the Lead Securitization, which shall be substantially in the form of the Model PSA and shall be a pooling and servicing agreement customary and usually used in the servicing practices of servicers of commercial mortgage loans intended to be securitized; provided it is acknowledged that such agreement is subject in all respects to changes (i) required by the Code relating to the tax elections of the related Securitization Trust, (ii) required by law or changes in any law, rule or regulation, (iii) requested by the Rating Agencies or any purchaser of subordinate certificates or (iv) such other changes as the holder of the Lead Securitization Note deems advisable to conform to recent market pooling and servicing agreements for commercial mortgage securitizations; provided further, that during any period that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the “Lead Securitization Servicing Agreement” shall be determined in accordance with Section 2(f).

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Lender” shall have the meaning assigned to such term in the Mortgage.

“Liquidation Proceeds” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Major Decisions” shall mean:

(i)            any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of the related REO Property) of the ownership of properties securing the Mortgage Loan;

(ii)           any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs but excluding waiver of Penalty Charges) of the Mortgage Loan or any extension of the maturity date of the Mortgage Loan;

(iii)          any modification of, or waiver with respect to, the Mortgage Loan that would result in a discounted pay-off of the Junior Note;

(iv)         any determination to bring the related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related REO Property;

(v)          any release of collateral or any acceptance of substitute or additional collateral for the Mortgage Loan, or any consent to either of the foregoing, other than if otherwise required pursuant to the specific terms of the Mortgage Loan Documents and for which there is no lender discretion;

(vi)         any (i) waiver of a “due on sale” or “due on encumbrance” clause with respect to the Mortgage Loan, (ii) consent to such a waiver, (iii) consent to a transfer of the Mortgaged Property or interests in the Mortgage Loan Borrower or (iv) consent or approval related to the incurrence of additional debt by Mortgage Loan Borrower, in each case other than any such transfer or incurrence of debt as may be effected as-of-right without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(vii)        any property management company changes (to the extent the lender is required to consent or approve under the Mortgage Loan Documents);

(viii)        releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn out” escrows or reserves other than those required pursuant to the specific terms of the Mortgage Loan and for which there is no lender discretion (the determination of whether the conditions precedent to releasing or reducing any such escrow accounts, reserve accounts or letters of credit have been satisfied shall not constitute matters of lender discretion for purposes of this clause (viii));

(ix)          any acceptance of an assumption agreement (or any other agreement permitting transfers of interests in the Mortgage Loan Borrower or any guarantor or indemnitor) releasing a Mortgage Loan Borrower or any guarantor or indemnitor from liability under the Mortgage Loan Documents (other than pursuant to the specific terms of the Mortgage Loan Documents and for which there is no lender discretion);

(x)           the determination of the Special Servicer pursuant to the definition of Servicing Transfer Event;

(xi)          following an Event of Default with respect to the Mortgage Loan, any exercise of a material remedy on the Mortgage Loan or any acceleration of the Mortgage Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the Mortgage Loan Documents or with respect to the Mortgage Loan Borrower or Mortgaged Property;

(xii)         any modification, waiver or amendment of any material term of any intercreditor agreement, co-lender agreement or similar agreement (other than this Agreement) with any mezzanine lender or subordinate debt holder related to the Mortgage Loan;

(xiii)        any determination of an Acceptable Insurance Default;

(xiv)        any proposed modification or waiver of any material provision in the Mortgage Loan Documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the Mortgage Loan Borrower;

(xv)         the granting of any consents or approvals related to the incurrence of additional debt or mezzanine debt by a direct or indirect parent of the Mortgage

Loan Borrower, to the extent the lender’s consent or approval is required under the Mortgage Loan Documents;

(xvi)        any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property, in each case to the extent the lender’s consent or approval is required under the Mortgage Loan Documents;

(xvii)       any approval of a Major Lease or any modification, amendment or renewal thereof (to the extent lender’s approval is required by the Mortgage Loan Documents); and

(xviii)      the voting of any claim or on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Mortgage Loan Borrower unless any option to purchase the Senior Notes pursuant to Section 12 of this Agreement has expired or been waived under Section 12 hereunder.

Notwithstanding anything to the contrary contained herein, (i) for so long as the Controlling Noteholder or a Common Control Party thereof directly or indirectly holds all or any portion of any Mezzanine Loan (a “Mezzanine Loan Holder”), such Controlling Noteholder shall not have any consent or approval rights with respect to matters set forth or described in clause (i), clause (ii), clause (xi) or, solely with respect to any intercreditor agreement, co-lender agreement or similar agreement relating to any Mezzanine Loan with respect to which the Controlling Noteholder or a Common Control Party thereof directly or indirectly holds all or any portion thereof, clause (xii) of this definition and (ii) if the Controlling Noteholder or a Common Control Party thereof or any affiliate of the Controlling Noteholder or a Common Control Party thereof seeks to originate all or any portion of the Permitted Mezzanine Loan (as such term is defined in the Mortgage Loan Agreement) for its own account or for the account of any other Person, such Controlling Noteholder shall not have any consent or approval rights with respect to matters set forth or described in clause (xv) relating to the Permitted Mezzanine Loan (as such term is defined in the Mortgage Loan Agreement); provided, however, nothing in this paragraph shall be deemed to limit any consent rights with respect to REO Property; provided, further, for purposes of the definition of “Common Control Party” as used in this paragraph, the possession by any Person of the right to consent to (or veto) Major Decisions with respect to any other Person shall not, in and of itself, render such Person to be in Control of such other Person.

Provided, however that after the Securitization Date, during the occurrence and continuance of a Control Appraisal Period, “Major Decisions” shall have the meaning given to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Major Lease” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Master Servicer” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Notes and as provided for herein or in the Mortgage Loan Documents under the laws of such governmental authorities whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Mortgage Loan.

“Mezzanine Lender” shall mean any Mezzanine Lender (as such term is defined in the Mortgage Loan Agreement) or the Permitted Mezzanine Lender (as such term is defined in the Mortgage Loan Agreement).

“Mezzanine Loan” shall mean any Mezzanine Loan (as such term is defined in the Mortgage Loan Agreement) or the Permitted Mezzanine Loan (as such term is defined in the Mortgage Loan Agreement).

“Mezzanine Loan Holder” shall have the meaning set forth in the definition of “Major Decisions”.

“Model PSA” shall mean the pooling and servicing agreement dated as of February 1, 2017, among Banc of America Merrill Lynch Commercial Mortgage Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer with respect to the BACM 2017-BNK3 securitization.

“Monetary Default” shall have the meaning assigned to such term in Section 11(a).

“Monetary Default Notice” shall have the meaning assigned to such term in Section 11(a).

“Monthly Payment” shall have the meaning assigned to such term in the Servicing Agreement or any one or more analogous terms in the Servicing Agreement.

“Monthly Payment Date” shall have the meaning assigned to such term in the Mortgage Loan Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar” shall mean Morningstar Credit Ratings, LLC, and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the mortgage loan agreement, dated as of May 16, 2017, among the Mortgage Loan Borrower, the Initial Senior Noteholder and the Initial Junior Noteholder, as the same may be amended, restated, renewed, extended, modified or supplemented from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 18.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Notes, the Mortgage and all other agreements and documents now or hereafter evidencing or securing the Mortgage Loan.

“Mortgage Loan Schedule” shall mean the Schedule attached hereto as Exhibit A.

“Net Junior Note Rate” shall mean the Junior Note Rate minus the Servicing Fee Rate.

“Net Senior Note Rate” shall mean the Senior Note Rate minus the Servicing Fee Rate.

“New Notes” shall have the meaning assigned to such term in Section 39.

“Non-Controlling Class Representative” shall mean the holders of the majority of the class of securities issued in the Securitization of a Non-Lead Securitization Note designated as the “controlling class” pursuant to the related Non-Lead Securitization Servicing Agreement or their duly appointed representative; provided that, if 50% or more of the class of securities issued in such Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” is held by any Mortgage Loan Borrower Related Party, no Person shall be entitled to exercise the rights of such Non-Controlling Class Representative.

“Non-Controlling Note” shall mean the respective Note held by a Non-Controlling Noteholder.

“Non-Controlling Noteholder” means the holder of a Non-Controlling Note; provided that, at any time a Non-Controlling Note is included in a Securitization, references to a “Non-Controlling Noteholder” herein shall mean the Non-Controlling Class Representative or any other party assigned the rights to exercise the rights of a “Non-Controlling Noteholder”

hereunder, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement and as to the identity of which the Lead Securitization Noteholder (and the Master Servicer and the Special Servicer) has been given written notice; provided that, if at any time 50% or more of a Non-Controlling Note (or, at any time a Non-Controlling Note is included in a Securitization, the class of securities issued in such Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder”) is held by any Mortgage Loan Borrower Related Party, no Person shall be entitled to exercise the rights of such Non-Controlling Noteholder with respect to such Non-Controlling Note. The Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall not be required at any time to deal with more than one party exercising the rights of any “Non-Controlling Noteholder” herein or under the Servicing Agreement and, (x) to the extent that the related Non-Lead Securitization Servicing Agreement assigns such rights to more than one party or (y) to the extent a Non-Controlling Note is split into two or more New Notes pursuant to Section 39, for purposes of this Agreement, such Non-Lead Securitization Servicing Agreement or the holders of such New Notes shall designate one party to deal with Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) and provide written notice of such designation to the Lead Securitization Noteholder (and the Master Servicer and the Special Servicer acting on its behalf); provided that, in the absence of such designation and notice, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be entitled to treat the last party as to which it has received written notice with respect to any Non-Controlling Note as having been designated as the related Non-Controlling Noteholder, as a Non-Controlling Noteholder for all purposes of this Agreement and the Servicing Agreement.

After the occurrence of the first Securitization of any Senior Note, but prior to the Securitization of any other Senior Note (including any New Note), all notices, reports, information or other deliverables required to be delivered to the related Note Holder pursuant to this Agreement or the Servicing Agreement by the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) only need to be delivered to such Note Holder, and, when so delivered to such Note Holder, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations to such Note Holder with respect to such items hereunder or under the Servicing Agreement. Following the Securitization of a Non-Lead Securitization Note, all notices, reports, information or other deliverables required to be delivered to the related Non-Lead Securitization Noteholder or the related Non-Controlling Noteholder pursuant to this Agreement or the Servicing Agreement by the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the related Non-Lead Master Servicer and the Non-Lead Special Servicer (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Non-Lead Securitization Servicing Agreement) and, when so delivered to such Non-Lead Master Servicer and Non-Lead Special Servicer, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations to such Non-Lead Securitization Noteholder with respect to such items hereunder or under the Servicing Agreement.

“Non-Exempt Person” shall mean any Person other than a Person who either (i) is a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s)

or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clause (A) or (B) above, permit the Senior Noteholder (or the Servicer acting on its behalf) to make payments free of any obligation or liability for withholding.

“Non-Lead Asset Representations Reviewer” shall mean the “asset representations reviewer” or other analogous term under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Depositor” shall mean the “depositor” or other analogous term under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall have the meaning assigned to such term in Section 2(g).

“Non-Lead Securitization” shall mean, (i) on and after the Note A-1 Securitization Date, the Note A-2 Securitization, the Note A-3 Securitization, the Note A-4 Securitization, the Note A-5 Securitization or the Note A-6 Securitization, as applicable and (ii) prior to the Note A-1 Securitization Date, any Securitization other than the First Securitization.

“Non-Lead Securitization Note” shall mean any Senior Note included in a Non-Lead Securitization.

“Non-Lead Securitization Noteholder” shall mean any holder of a Non-Lead Securitization Note.

“Non-Lead Securitization Servicing Agreement” shall have the meaning assigned to such term in Section 2(g).

“Non-Lead Securitization Trust” shall mean the Securitization Trust into which a Non-Lead Securitization Note is deposited.

“Non-Lead Servicer” shall mean, with respect to any Non-Lead Securitization Note, the related Non-Lead Master Servicer or the related Non-Lead Special Servicer, as applicable.

“Non-Lead Special Servicer” shall have the meaning assigned to such term in Section 2(g).

“Non-Lead Trustee” shall have the meaning assigned to such term in Section 2(g).

“Non-Monetary Default” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Cure Period” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Notice” shall have the meaning assigned to such term in Section 11(d).

“Nonrecoverable Servicing Advance” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Note” shall mean any of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6 and the Junior Note, as applicable.

“Note A-1” shall have the meaning assigned to such term in the recitals.

“Note A-1 Holder” shall mean the Initial Note A-1 Holder or any subsequent holder of Note A-1, together with its successors and assigns.

“Note A-1 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-1 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance, the Note A-6 Principal Balance and the Junior Note Principal Balance.

“Note A-1 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the initial outstanding principal balance of Note A-1, less any payments of principal thereon received by the Note A-1 Holder or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Note A-1 Securitization” shall mean the Securitization of Note A-1 in a Securitization Trust to be designated by the Note A-1 Holder.

“Note A-2” shall have the meaning assigned to such term in the recitals.

“Note A-2 Holder” shall mean the Initial Note A-2 Holder or any subsequent holder of Note A-2, together with its successors and assigns.

“Note A-2 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-2 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance, the Note A-6 Principal Balance and the Junior Note Principal Balance.

“Note A-2 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the initial outstanding principal balance of Note A-2, less any payments of principal thereon received by the Note A-2 Holder or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Note A-2 Securitization” shall mean the Securitization of Note A-2 in a Securitization Trust to be designated by the Note A-2 Holder.

“Note A-3” shall have the meaning assigned to such term in the recitals.

“Note A-3 Holder” shall mean the Initial Note A-3 Holder or any subsequent holder of Note A-3, together with its successors and assigns.

“Note A-3 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-3 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance, the Note A-6 Principal Balance and the Junior Note Principal Balance.

“Note A-3 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the initial outstanding principal balance of Note A-3, less any payments of principal thereon received by the Note A-3 Holder or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Note A-3 Securitization” shall mean the Securitization of Note A-3 in a Securitization Trust to be designated by the Note A-3 Holder.

“Note A-4” shall have the meaning assigned to such term in the recitals.

“Note A-4 Holder” shall mean the Initial Note A-4 Holder or any subsequent holder of Note A-4, together with its successors and assigns.

“Note A-4 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-4 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance, the Note A-6 Principal Balance and the Junior Note Principal Balance.

“Note A-4 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the initial outstanding principal balance of Note A-4, less any payments of principal thereon received by the Note A-4 Holder or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Note A-4 Securitization” shall mean the Securitization of Note A-4 in a Securitization Trust to be designated by the Note A-4 Holder.

“Note A-5” shall have the meaning assigned to such term in the recitals.

“Note A-5 Holder” shall mean the Initial Note A-5 Holder or any subsequent holder of Note A-5, together with its successors and assigns.

“Note A-5 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-5 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance, the Note A-6 Principal Balance and the Junior Note Principal Balance.

“Note A-5 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the initial outstanding principal balance of Note A-5, less any payments of principal thereon received by the Note A-5 Holder or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Note A-5 Securitization” shall mean the Securitization of Note A-5 in a Securitization Trust to be designated by the Note A-5 Holder.

“Note A-6” shall have the meaning assigned to such term in the recitals.

“Note A-6 Holder” shall mean the Initial Note A-6 Holder or any subsequent holder of Note A-6, together with its successors and assigns.

“Note A-6 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-6 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance, the Note A-6 Principal Balance and the Junior Note Principal Balance.

“Note A-6 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the initial outstanding principal balance of Note A-6, less any payments of principal thereon received by the Note A-6 Holder or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Note A-6 Securitization” shall mean the Securitization of Note A-6 in a Securitization Trust to be designated by the Note A-6 Holder.

“Note Holder” or “Noteholder” shall mean any of the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder and the Junior Noteholder, as applicable.

“Noteholder Purchase Notice” has the meaning assigned to such term in Section 12.

“Note Pledgee” shall have the meaning assigned to such term in Section 19(e).

“Note Rate” shall mean either of the Senior Note Rate and the Junior Note Rate, as applicable.

“Note Register” shall have the meaning assigned to such term in Section 21.

“OFAC” shall mean the Office of Foreign Assets Control or, if the context requires, any successor governmental authority.

“Operating Advisor” shall mean, with respect to the Mortgage Loan, the advisor appointed pursuant to Section 6(a).

“P&I Advance” shall mean an advance made by (i) a party to the Lead Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the Lead Securitization Note or (ii) a party to a Non-Lead Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the related Non-Lead Securitization Note.

“Penalty Charges” shall mean any amounts collected on the Mortgage Loan from the Mortgage Loan Borrower that represent late fees and/or default interest, and excluding any Prepayment Premiums.

“Percentage Interest” shall mean, with respect to the Note A-1 Holder, the Note A-1 Percentage Interest, with respect to the Note A-2 Holder, the Note A-2 Percentage Interest, with respect to the Note A-3 Holder, the Note A-3 Percentage Interest, with respect to the Note A-4 Holder, the Note A-4 Percentage Interest, with respect to the Note A-5 Holder, the Note A-5 Percentage Interest, with respect to the Note A-6 Holder, the Note A-6 Percentage Interest and with respect to the Junior Noteholder, the Junior Note Percentage Interest, as each may be adjusted from time to time.

“Permitted Fund Manager” shall mean any Person that, on the date of determination, is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $500,000,000, (iii) not a Prohibited Person, (iv) not a Prohibited Entity and (v) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Pledge” shall have the meaning assigned to such term in Section 19(e).

“Prepayment Premium” shall mean, with respect to the Mortgage Loan, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Mortgage Loan pursuant to the Mortgage Loan Documents, including any exit fee.

“Principal Balance” shall mean (i) with respect to the Senior Note in the aggregate, the Senior Note Principal Balance, (ii) with respect to any individual Senior Note, the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance or the Note A-6 Principal Balance, as applicable, and (iii) with respect to the Junior Note, the Junior Note Principal Balance.

“Pro Rata and Pari Passu Basis” shall mean with respect to the Senior Notes and the Senior Noteholders, the allocation of any particular payment, collection, cost, expense, liability or other amount among such Notes or such Noteholders, as the case may be, without any priority of any such Note or any such Noteholder over another such Note or Noteholder, as the case may be, and in any event such that each such Note or Noteholder, as the case may be, is allocated its pro rata share of such particular payment, collection, cost, expense, liability or other amount (such pro rata share allocable to any individual Senior Note being equal to a fraction, the numerator of which is the Principal Balance of such individual Senior Note and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance and the Note A-6 Principal Balance).

“Prohibited Entity” shall mean (i) an entity the owners of which are tenants in common, (ii) a Delaware statutory trust or (iii) a “crowd funded” entity.

“Prohibited Person” means any Person:

(i)            listed in the Annex to, or is otherwise subject to the prohibitions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Executive Orders;

(ii)           that is owned or Controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise subject to the prohibitions of, Executive Order No. 13224;

(iii)          with whom a Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including Executive Order No. 13224;

(iv)          who commits, threatens, conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(v)           that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or at any replacement website or other replacement official publication of such list;

(vi)          that is subject to trade restrictions under United States law, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”), 115 Stat. 272 (2001), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder;

(vii)         that is listed on any Government List; or

(viii)        who is an Affiliate (as defined in the Mortgage Loan Agreement) of any Person that is described by or that satisfies any of clauses (i) through (vii) above.

“Qualified Institutional Lender” shall mean each of the Initial Noteholders, any Senior Noteholder that is deemed to be a “Qualified Institutional Lender” pursuant to Section 19(d) and any other U.S. Person that is:

(a)           an entity Controlled by, under common Control with or Controlling any Initial Noteholder or any Senior Noteholder that is deemed to be a “Qualified Institutional Lender” pursuant to Section 19(d), or

(b)           one or more of the following:

(i)        an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)       an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “institutional accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, or

(iii)      a Qualified Trustee (or, in the case of a collateralized debt obligations (“CDO”), a single purpose bankruptcy remote entity which contemporaneously assigns or pledges its interest in the Junior Note or a participation interest therein (or any portion thereof or interest therein) to a Qualified Trustee) in connection with (A) a securitization of, (C) the creation of a CDO secured by, or (C) a financing through an “owner trust” of, the Junior Note (or any portion thereof or interest therein) (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies which assigned a rating to one or more classes of securities issued in connection with a Securitization (it being understood that, with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of the Junior Note (or any portion thereof or interest therein) to such Securitization Vehicle (and, if DBRS is not one of such Rating Agencies, the special servicer for the Securitization Vehicle is an Approved Servicer), except that, if one or more classes of securities issued in connection with a Securitization is rated by Moody’s, the transferee may not rely on this clause (1) with respect to Moody’s); (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer the Junior Note in accordance with servicing arrangements for the assets held by such Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clause (b)(i), (b)(ii), (b)(iv) or (b)(v) of this definition, or

(iv)      an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $500,000,000, in which (A) a Senior Noteholder, an Initial Junior Noteholder or Prima Mortgage Investment Trust, LLC, (B) a Person that is otherwise a Qualified Institutional Lender under clause (b)(i), (b)(ii) or (b)(v) (with respect to an institution substantially similar to the entities referred to in clause (b)(i) or (b)(ii) above), or (C) a Permitted Fund Manager acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle; provided that at least 51% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders, or

(v)       an institution substantially similar to any of the foregoing entities described in clause (b)(i), (ii) or (iv) of this definition,

and, in the case of any entity referred to in clause (b)(i), (b)(ii), (b)(iii)(A), (b)(iv)(B) or (b)(v), (x) such entity has at least $400,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm or similar fiduciary) and at least $1,000,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan or mezzanine loans with respect to commercial real estate or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (b)(iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity, or

(c)           any entity Controlled by any of the entities described in clause (b)(i), (b)(iv) or (b)(v) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement.

Notwithstanding the foregoing, in no event shall any of the Persons listed in clauses (a) through (c) above be deemed Qualified Institutional Lenders to the extent that such Person (I) is a Prohibited Person, (II) itself has been and/or any other Person owned or controlled by such Person or affiliated with such Person has been, within the ten (10) years preceding the date of determination, the subject of any case, proceeding or other action by or against such Person under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or (III) is Controlled by and/or owned in any material respect by any Person(s) which have ever been convicted of a felony.

For the avoidance of doubt, German American Capital Corporation shall be deemed to be a Qualified Institutional Lender.

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean DBRS, Fitch, KBRA, Moody’s, Morningstar and S&P and their respective successors in interest and, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency(ies) reasonably designated by the applicable Depositor to rate the securities issued in connection with a Securitization of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6 or any portion thereof; provided, however, that, at any time during which Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6 or any portion thereof is an asset of one or more Securitizations, “Rating Agencies” shall mean, with respect to Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, as applicable, only those rating agencies that are engaged by the applicable Depositor(s) from time to time to rate the securities issued in connection with such Securitization.

“Rating Agency Confirmation” shall have the meaning assigned to such term or any one or more analogous terms in the Lead Securitization Servicing Agreement or Non-Lead Servicing Agreement, as applicable.

“Recovered Costs” shall mean any amounts referred to in clauses (d) and/or (e) of the definition of “Defaulted Mortgage Loan Purchase Price” that, at the time of determination, had been previously paid or reimbursed to any Servicer from sources other than collections on or in respect of the Mortgage Loan or the Mortgaged Property (including, without limitation, from collections on or in respect of loans other than the Mortgage Loan).

“Redirection Notice” shall have the meaning assigned to such term in Section 19(e).

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REO Property” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of Morningstar, either (a) the applicable replacement has a special servicer ranking of at least “MOR CS3” by Morningstar (if ranked by Morningstar) or (b) if not ranked by Morningstar, is currently acting as a master servicer or special servicer, as applicable, on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in other CMBS transactions rated by any of S&P, Moody’s, Fitch, DBRS or KBRA and the trustee does not have actual knowledge that Morningstar has, and the replacement special servicer certifies that Morningstar has not, with respect to any such other CMBS transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of such CMBS transaction citing servicing concerns of the applicable replacement as the sole or material factor in such rating action, (v) in the case of DBRS or KBRA, as applicable, has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination, and (vi) in the case of DBRS, such special servicer is currently acting as a servicer for one or more loans included in a commercial mortgage-backed securitization that was rated by DBRS within the twelve (12) month period prior to the date of determination, and DBRS has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch status citing the continuation of such special servicer as servicer of such commercial mortgage loans as the sole or a material factor in any downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

“S&P” shall mean S&P Global Ratings, and its successors in interest.

“Securitization” shall mean any sale by the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder or the Note A-6 Holder of its respective Note or a portion thereof to a Depositor, who will in turn include such Note or portion thereof as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the Securitization of any Senior Note or any portion thereof is consummated.

“Securitization Operating Advisor” shall mean the operating trust advisor, senior trust advisor or any analogous entity under the Lead Securitization Servicing Agreement, if any.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6 or any portion thereof is held.

“Securitization Vehicle” shall have the meaning assigned to such term in the definition of the term “Qualified Institutional Lender”.

“Senior Note” shall have the meaning assigned to such term in the recitals.

“Senior Noteholder” shall mean, collectively, the holders of the Senior Note, together with their respective successors and assigns.

“Senior Note Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Senior Note Principal Balance and the denominator of which is the sum of the Senior Note Principal Balance and the Junior Note Principal Balance.

“Senior Note Principal Balance” shall mean, at any time of determination, the Initial Senior Note Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Senior Noteholder or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Senior Note Rate” shall mean the Senior Note Rate set forth on the Mortgage Loan Schedule.

“Senior Principal Portion” means, with respect to each Monthly Payment Date and (i) any scheduled principal portion of the related Monthly Payment, zero and (ii) any non-scheduled principal payment (other than Insurance and Condemnation Proceeds), the Senior Note Percentage Interest of such non-scheduled principal payment received with respect to the Mortgage Loan.

“Sequential Pay Event” shall mean any Event of Default with respect to an obligation to pay money due under the Mortgage Loan, any other Event of Default for which the Mortgage Loan is accelerated or any other Event of Default which causes the Mortgage Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an Event of Default; provided, however, that unless the Servicer under the Servicing Agreement has notice or knowledge of such event at least ten (10) Business Days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Mortgage Loan. A Sequential Pay Event shall no longer exist, if it has been cured, including by any cure payment made by the Controlling Noteholder in accordance with the exercise of its cure rights under Section 11.

“Servicer” (i) prior to the Securitization Date, shall mean Midland Loan Services, a Division of PNC Bank, National Association and (ii) following the Securitization Date, shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicer Termination Event” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Servicing Advances” (i) prior to the Securitization Date, shall have the meaning assigned to such term in the Model PSA and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Servicing Agreement” shall mean the Lead Securitization Servicing Agreement. Until such time as the Servicing Agreement is entered into, the Note A-1 Holder shall cause the Mortgage Loan to be serviced by Midland Loan Services, a Division of PNC Bank, National Association in accordance with this Agreement and the customary and usual servicing practices of originators of commercial mortgage loans intended to be securitized, and in all events, subject to the Servicing Standard.

“Servicing Fee Rate” (i) prior to the Securitization Date, shall mean 1.5 basis points per annum and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Servicing Standard” (i) prior to the Securitization Date, shall mean servicing the Mortgage Loan (A) in accordance with (1) applicable laws, (2) the terms and provisions of the Mortgage Loan Documents, and (3) the customary and usual standards of practice of prudent institutional commercial mortgage loan servicers, and (B) to the extent consistent with the foregoing requirements, in the same manner in which the applicable servicer services commercial mortgage loans for other third party portfolios of mortgage loans similar to the Mortgage Loan, but without regard to any relationship which such servicer or any Affiliate of such servicer may have with the Mortgage Loan Borrower or any Affiliate thereof or to such servicer’s right to receive compensation for its services in connection with servicing the Mortgage Loan; and (ii) following the Securitization Date, shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Servicing Transfer Event” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Special Servicer” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement, which, with respect to the Mortgage Loan only, shall initially be AEGON USA Realty Advisors, LLC. For the avoidance of doubt, all references to the Special Servicer in this Agreement shall refer to AEGON USA Realty Advisors, LLC or any successor “special servicer” appointed by the Controlling Noteholder.

“Specially Serviced Loan” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Threshold Event Collateral” shall have the meaning assigned to such term in Section 5(g).

“Threshold Event Cure” shall have the meaning assigned to such term in Section 5(g).

“Transfer” shall mean any sale, assignment, transfer, pledge, syndication, participation, hypothecation, contribution, encumbrance or other disposition (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a Pledge in accordance with Section 19(e) prior to the realization on the applicable collateral by the related Note Pledgee).

“Trustee” shall mean the bank or trust company as may be selected by the related Depositor and approved by the Rating Agencies to act as trustee for the Lead Securitization, and shall include any fiscal agent and/or paying agent appointed for such Securitization.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 that is eligible to elect to be treated as a U.S. Person).

“Whole Loan Custodial Account” shall mean the custodial account or subaccount established for the Mortgage Loan pursuant to the Servicing Agreement.

“Workout” shall mean any written modification, waiver, amendment, restructuring or workout of the Mortgage Loan or any Note entered into with the Mortgage Loan Borrower in accordance with the Servicing Agreement.

Section 2.     Servicing.

(a)    Each Noteholder acknowledges and agrees that, subject in each case to this Agreement, the Mortgage Loan shall be serviced prior to the Securitization Date, as described in the definition of the Servicing Agreement and from and after the Securitization Date (except as otherwise set forth in Section 2(f)), pursuant to the Lead Securitization Servicing Agreement; provided that the Master Servicer shall not be obligated to make P&I Advances in respect of the

Notes other than the Lead Securitization Note (and each Non-Lead Master Servicer shall be required to advance monthly payments of principal and interest on the related Non-Lead Securitization Note pursuant to the terms of the related Non-Lead Securitization Servicing Agreement) if such principal or interest is not paid by the Mortgage Loan Borrower, but shall be obligated to make Servicing Advances, subject to the terms of the Lead Securitization Servicing Agreement including any provisions governing the determination of non-recoverability. The Junior Noteholder acknowledges that any Senior Noteholder may elect, in its sole discretion, to include its respective Note, or any portion thereof, in one or more Securitizations and agrees that it will, subject to Section 23, reasonably cooperate with the applicable Senior Noteholder, at such Senior Noteholder’s expense, to effect any such Securitization. Subject to the terms and conditions of this Agreement, each Noteholder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, the Special Servicer, the Trustee, any Certificate Administrator, the Asset Representations Reviewer and any Securitization Operating Advisor under the Lead Securitization Servicing Agreement by the applicable Depositor and agrees to reasonably cooperate with the Master Servicer and the Special Servicer (and such other parties) with respect to the servicing of the Mortgage Loan in accordance with this Agreement and the Lead Securitization Servicing Agreement. Each Noteholder hereby irrevocably appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Noteholder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Servicing Agreement (subject at all times to the rights of such Noteholder set forth herein and in the Servicing Agreement). In no event shall the Servicing Agreement require the Servicer to enforce the rights of any Noteholder or limit the Servicer in enforcing the rights of one Noteholder against any other Noteholder; provided, however, that this statement shall not be construed to otherwise limit the rights of one Noteholder with respect to any other Noteholder. Each Servicer shall be required pursuant to the Servicing Agreement to service the Mortgage Loan in accordance with the Servicing Standard, the terms of the Mortgage Loan Documents, this Agreement, the Servicing Agreement and applicable law, shall provide information to each Non-Lead Servicer to enable such Non-Lead Servicer to perform its servicing duties under the related Non-Lead Securitization Servicing Agreement and shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

(b)          In no event shall the Junior Noteholder be entitled to exercise any rights of the “directing holder”, controlling class or any analogous class or holder under the Lead Securitization Servicing Agreement except to the extent the Junior Noteholder is given such rights expressly under the terms of this Agreement or the Lead Securitization Servicing Agreement in its capacity as the Controlling Noteholder.

(c)           The Lead Securitization Servicing Agreement shall, unless otherwise agreed to by the Controlling Noteholder, contain (i) servicing and reporting provisions (including Asset Status Reports for all Major Decisions) substantially similar in all material respects to the servicing provisions of the Model PSA and (ii) a Servicing Standard substantially similar in all material respects to the servicing standard in the Model PSA. In no event may the Lead Securitization Servicing Agreement change the interest or principal allocable to, or the amount of any payments due to, the Junior Noteholder or materially increase the Junior Noteholder’s obligations or materially decrease the Junior Noteholder’s rights, remedies or protections hereunder. The Lead Securitization Servicing Agreement shall require the Master Servicer and the Special Servicer to service the Mortgage Loan in accordance with the terms of this Agreement, including the rights of the Junior Noteholder hereunder.

(d)           The Lead Securitization Servicing Agreement shall contain provisions to the effect that:

(i)            if a Servicer Termination Event under the Lead Securitization Servicing Agreement has occurred (A) with respect to the Master Servicer under the Lead Securitization Servicing Agreement that affects a Noteholder or any class of commercial mortgage securities backed by a Note or a participation interest in a Note, and the Master Servicer is not otherwise terminated under the Lead Securitization Servicing Agreement, then the Junior Noteholder or its designees (if the Junior Noteholder is the Controlling Holder), together with any affected Non-Lead Securitization Noteholder, shall be entitled to direct the Trustee to appoint a sub-servicer solely with respect to the Mortgage Loan (or if the Mortgage Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement); and (B) the appointment (or replacement) of a sub-servicer with respect to the Mortgage Loan, as contemplated in clause (A) above, will in any event be subject to Rating Agency Confirmation in connection with any Securitization;

(ii)           any payments received on the Mortgage Loan shall be paid by the Master Servicer to each of the Noteholders in accordance with Section 3 and Section 4 hereof on the “master servicer remittance date” under the Lead Securitization Servicing Agreement;

(iii)          the Noteholders shall be entitled to receive, and the Master Servicer and the Special Servicer shall provide, any information, relating to the Mortgage Loan, the Mortgage Loan Borrower or the Mortgaged Property as such Person may reasonably request and would be customarily in the possession of, or collected or known by, the Master Servicer or the Special Servicer of mortgage loans similar to the Mortgage Loan and, in any event, all information that is required to be provided to holders of the securities issued by the Securitization Trust that includes any Non-Lead Securitization Note (including, but not limited to, standard CREFC reports); provided that, notwithstanding anything to the contrary contained in this Agreement, if an interest in the Junior Note or the Junior Noteholder is held by any Mortgage Loan Borrower Related Party, then the Junior Noteholder shall not be entitled to receive the Asset Status Report or any other information relating to the Special Servicer’s workout strategy;

(iv)         each Noteholder is an intended third party beneficiary in respect of the rights afforded it under the Lead Securitization Servicing Agreement and may directly enforce such rights; and

(v)          the Lead Securitization Servicing Agreement may not be amended without the consent of the other Noteholders if such amendment would materially and adversely affect the other Noteholder’s rights with respect to the Mortgaged Loan (as reasonably determined by the other Noteholders) thereunder.

(e)          Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Servicer pursuant to the terms hereof shall be performed by the Master Servicer or the Special Servicer, as applicable, as set forth in the Servicing Agreement.

(f)           At any time after the Securitization Date that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the Note Holders agree to cause the Mortgage Loan to be serviced pursuant to a servicing agreement that contains servicing provisions which are substantially similar to the Lead Securitization Servicing Agreement and all references herein to the “Lead Securitization Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that if any Non-Lead Securitization Note is in a Securitization, then a Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such Securitization; provided, further, however, that until a replacement servicing agreement has been entered into, the Lead Securitization Noteholder shall cause the Mortgage Loan to be serviced in accordance with the servicing provisions set forth in the Lead Securitization Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan; provided, further, however, that until a replacement servicing agreement is in place, the actual servicing of the Mortgage Loan may be performed by any Approved Servicer appointed by the Lead Securitization Noteholder and does not have to be performed by the service providers set forth under the Lead Securitization Servicing Agreement.

(g)          The Master Servicer shall be the master servicer on the Mortgage Loan, and from time to time it (or the Trustee, to the extent provided in the Servicing Agreement) (i) shall be required to make Servicing Advances with respect to the Mortgage Loan, subject to the terms of the Servicing Agreement and this Agreement, and (ii) may be required to make P&I Advances on the Lead Securitization Note, if and to the extent provided in the Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to reimbursement for a Servicing Advance, first from funds on deposit in the Whole Loan Custodial Account for the Mortgage Loan that (in any case) represent amounts received on or in respect of the Mortgage Loan, and then, in the case of Nonrecoverable Servicing Advances, if such funds on deposit in the Whole Loan Custodial Account are insufficient, from general collections of the Lead Securitization as provided in the Servicing Agreement and from general collections of each Non-Lead Securitization as provided below. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for Advance Interest Amounts on a Servicing Advance or a Nonrecoverable Servicing Advance, in the manner and from the sources provided in the Servicing Agreement, including from general collections of the Lead Securitization and, in the case of Servicing Advances, from general collections of each Non-Lead Securitization as provided below. To the extent the Master Servicer, the Special Servicer or the Trustee, as applicable, obtains funds from general collections of the Lead Securitization as a reimbursement for a Nonrecoverable Servicing Advance or any Advance Interest Amounts on a Servicing Advance or a Nonrecoverable Servicing Advance, each Non-Lead Securitization Noteholder (including from general collections or any other amounts from any Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer, reimburse the Lead Securitization for its pro rata share of such Nonrecoverable Servicing Advance or Advance Interest Amounts (it being understood that the pro rata share payable by each Non-Lead Securitization Noteholder under this paragraph would be determined by allocating such Nonrecoverable Servicing Advance or Advance Interest Amount, as the case may be, first to the Junior Note and then to the Senior Notes, in that order).

In addition, each Non-Lead Securitization Noteholder (including, but not limited to, any Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Lead Securitization for such Non-Lead Securitization Noteholder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan as to which the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Depositor of the Lead Securitization, as applicable, is entitled to be reimbursed pursuant to the Servicing Agreement and any costs, fees and expenses related to obtaining any Rating Agency Confirmation, to the extent amounts on deposit in the Whole Loan Custodial Account are insufficient for reimbursement of such amounts. Each Non-Lead Securitization Noteholder agrees to indemnify (i) (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of Servicing Agreement) each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Securitization Operating Advisor and the Depositor of the Lead Securitization (and any director, officer, member, manager, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Servicing Agreement in respect of other mortgage loans) and (ii) the Lead Securitization Trust (such parties in clause (i) and the Lead Securitization Trust, collectively, the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (or, with respect to the Securitization Operating Advisor, incurred in connection with the provision of services for the Mortgage Loan) under the Servicing Agreement (collectively, the “Indemnified Items”) to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Whole Loan Custodial Account are insufficient for reimbursement of such amounts, such Non-Lead Securitization Noteholder shall be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse each of the applicable Indemnified Parties for their pro rata share of the insufficiency (including, if the related Non-Lead Securitization Note has been included in a Non-Lead Securitization, from general collections or any other amounts from such Non-Lead Securitization Trust) (it being understood that the pro rata share payable by each Non-Lead Securitization Noteholder under this paragraph would be determined by allocating the applicable amounts, as the case may be, first to the Junior Note and then to the Senior Notes, in that order).

The master servicer under a Non-Lead Securitization (each, a “Non-Lead Master Servicer”) may be required to make P&I Advances on the related Non-Lead Securitization Note, from time to time, subject to the terms of the servicing agreement for the related Securitization (each, a “Non-Lead Securitization Servicing Agreement”), the Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Lead Securitization Note based on the information that they have on hand and in accordance with the Servicing Agreement. Each Non-Lead Master Servicer and the special servicer and the trustee under each Non-Lead Securitization Servicing Agreement (each, respectively, a “Non-Lead Special Servicer” and a “Non-Lead Trustee”), as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the related Non-Lead Securitization Note based on the information that they have on hand and in accordance with the related Non-Lead Securitization Servicing Agreement. The Master Servicer and the Trustee, as applicable, and each Non-Lead Master Servicer or Non-Lead Trustee shall be required to notify the other of the amount of its P&I Advance within two Business Days of making such advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead Securitization Note) or a Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee, as applicable (with respect to the related Non-Lead Securitization Note), determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Servicing Advance would be non-recoverable or an outstanding Servicing Advance is or would be non-recoverable, then the Master Servicer or the Trustee (as provided in the Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or a Non-Lead Master Servicer or Non-Lead Trustee (as provided in the related Non-Lead Securitization Servicing Agreement, in the case of the a determination of non-recoverability by such Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee) shall notify the Master Servicer and the Trustee or Non-Lead Master Servicers and the Non-Lead Trustees, as the case may be, of the other Securitization(s) on or prior to the next “master servicer remittance date” under the Lead Securitization Servicing Agreement or the related Non-Lead Servicing Agreement, as applicable. Each of the Master Servicer, the Trustee, the Non-Lead Master Servicers and the Non-Lead Trustees, as applicable, will only be entitled to reimbursement for a P&I Advance and advance interest thereon that becomes non-recoverable first from the Whole Loan Custodial Account from amounts allocable to the applicable individual Senior Note for which such P&I Advance was made, and then, if funds are insufficient, (i) in the case of the Lead Securitization Note, from general collections of the Lead Securitization Trust, pursuant to the terms of the Servicing Agreement and (ii) in the case of a Non-Lead Securitization Note, from general collections of the related Securitization Trust, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement (it being understood that the pro rata share payable by each Non-Lead Securitization Noteholder under this paragraph would be determined by allocating the applicable amounts, as the case may be, first to the Junior Note and then to the Senior Notes, in that order).

(h)           Each Non-Lead Securitization Noteholder, if the related Non-Lead Securitization Note is included in a Securitization, shall cause the applicable Non-Lead Securitization Servicing Agreement to contain provisions to the effect that:

(i)            the related Non-Lead Securitization Noteholder shall be responsible for its pro rata share of any Servicing Advances (and advance interest thereon) and any additional trust fund expenses, but only to the extent that they relate to servicing and administration of the Mortgage Loan and the Mortgaged Property, including without limitation, any unpaid special servicing fees, liquidation fees and workout fees relating to the Mortgage Loan, and that, in the event that the funds received with respect to each respective Note are insufficient to cover such Servicing Advances or additional trust fund expenses, (A) the applicable Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or the

Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under such Non-Lead Securitization Servicing Agreement for the related Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Servicing Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property), and (B) if the Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may do so, and the applicable Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under such Non-Lead Securitization Servicing Agreement for the related Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Servicing Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property); provided that it being understood that the pro rata share payable by such Non-Lead Securitization Noteholder under this paragraph would be determined by allocating such Servicing Advances and/or Nonrecoverable Servicing Advance and/or additional trust fund expenses (solely to the extent specifically related to the servicing and administration of the Mortgage Loan and Mortgaged Property and not including compensation due to the Master Servicer and Special Servicer), as the case may be, first to the Junior Note and then to the Senior Notes, in that order; provided further that the pro rata share payable by such Non-Lead Securitization Noteholder under this paragraph would be determined by allocating additional trust fund expenses that represent compensation due to the Master Servicer or Special Servicer to the Senior Notes;

(ii)           each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of the Indemnified Parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any additional trust fund expenses with respect to the Mortgage Loan) by the related Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Whole Loan Custodial Account that are allocated to the applicable Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the applicable Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for the related Non-Lead Securitization Note’s pro rata share of the insufficiency out of general funds in the collection account (or equivalent account) established under such Non-Lead Servicing Agreement (it being understood that the pro rata share payable by such Non-Lead Securitization Noteholder under this paragraph would be determined by allocating such Indemnified Items, first to the Junior Note and then to the Senior Notes, in that order);

(iii)          the applicable Non-Lead Master Servicer or the certificate administrator for the applicable Non-Lead Securitization will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer and the Securitization Operating Advisor (i) promptly following the Securitization of the related Non-Lead Securitization Note, notice of the deposit of such Non-Lead Securitization Note into a Securitization Trust (which notice shall also provide contact information for the applicable trustee, the applicable certificate administrator, the applicable Non-Lead Master Servicer, the applicable Non-Lead Special Servicer and the party designated to exercise the rights of the “Non-Controlling Noteholder” with respect to the related Non-Lead Securitization Note under this Agreement), accompanied by an executed copy of such Non-Lead Servicing Agreement and (ii) notice of any subsequent change in the identity of the applicable Non-Lead Master Servicer or the party designated to exercise the rights of the “Non-Controlling Noteholder” with respect to the related Non-Lead Securitization Note under this Agreement (together with the relevant contact information);

(iv)          any matter affecting the servicing and administration of the Mortgage Loan that requires delivery of a Rating Agency Confirmation pursuant to the Lead Securitization Servicing Agreement shall also require delivery of a Rating Agency Confirmation under such Non-Lead Securitization Servicing Agreement; and

(v)           the Master Servicer, Special Servicer, Trustee and Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(i)           The Lead Securitization Servicing Agreement shall provide that compensating interest payments as defined therein with respect to Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 will be allocated by the Master Servicer among Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6, pro rata, in accordance with their respective Principal Balances. The Master Servicer shall remit any compensating interest payment in respect of a Non-Lead Securitization Note to the related Non-Lead Securitization Noteholder.

Section 3.     Subordination of Junior Note; Payments Prior to a Sequential Pay Event.   The Junior Note and the right of the Junior Noteholders to receive payments of interest, principal and other amounts with respect to such Junior Note shall at all times be junior, subject and subordinate to the Senior Notes and the right of the Senior Noteholder to receive payments of interest, principal and other amounts with respect to the Senior Notes as set forth herein (it being understood that the pro rata share of any amounts payable by each Non-Lead Securitization Noteholder under Section 2 would be determined by allocating such amounts, first to the Junior Note and then to the Senior Notes, in that order). If no Sequential Pay Event, as determined by the applicable Servicer, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, Balloon Payment, Liquidation Proceeds, proceeds under any guaranty or indemnity, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for reserves or escrows required by the Mortgage Loan Documents to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to any Servicer under the Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer, Securitization Operating Advisor, Certificate Administrator, Asset Representations Reviewer or Trustee with respect to the Mortgage Loan pursuant to the Servicing Agreement, shall be applied by the Senior Noteholder (or its designee) and distributed by the Servicer for payment in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(b)          first, to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder in an amount equal to the interest then due and payable under the Mortgage Loan Documents on the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance and the Note A-6 Principal Balance, in each case at the Net Senior Note Rate;

(c)          second, (i) to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder on a Pro Rata and Pari Passu Basis in an amount equal to the Senior Principal Portion of principal payments received, if any, with respect to any Monthly Payment Date with respect to the Mortgage Loan, until their Principal Balances have been reduced to zero and (ii) with respect to any Insurance and Condemnation Proceeds payable as principal to the Noteholders pursuant to this Section 3, 100% of such Insurance and Condemnation Proceeds shall be distributed to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder on a Pro Rata and Pari Passu Basis until their Principal Balances have been reduced to zero;

(d)          third, up to the amount of any unreimbursed costs and expenses paid by the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and/or the Note A-6 Holder, including any Recovered Costs not previously reimbursed such Senior Noteholder (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(e)          fourth, to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder on a Pro Rata and Pari Passu Basis in an amount equal to the aggregate of any Prepayment Premium payable on Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 to the extent paid by the Mortgage Loan Borrower;

(f)           fifth, if, as a result of a Workout the Principal Balance of the Senior Notes has been reduced, to the Senior Noteholder in an amount up to the reduction of the Senior Note Principal Balance as a result of such Workout, plus interest on such amount at the Senior Note Rate;

(g)          sixth, to the Junior Noteholder in an amount equal to the interest then due and payable under the Mortgage Loan Documents on the Junior Note Principal Balance at the Net Junior Note Rate;

(h)          seventh, (i) to the Junior Noteholder in an amount equal to the Junior Principal Portion of principal payments received, if any, with respect to any Monthly Payment Date with respect to the Mortgage Loan, until the Junior Note Principal Balance has been reduced to zero and (ii) with respect to any Insurance and Condemnation Proceeds payable as principal to the Noteholders pursuant to this Section 3, the portion of such Insurance and Condemnation Proceeds remaining after distribution to the Senior Noteholder pursuant to Section 3(b) above shall be distributed to the Junior Noteholder until the Junior Note Principal Balance has been reduced to zero;

(i)           eighth, to the Junior Noteholder in an amount equal to any Prepayment Premium payable on the Junior Note to the extent paid by the Mortgage Loan Borrower;

(j)           ninth, to the extent the Junior Noteholder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Junior Noteholder for all such cure payments;

(k)          tenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a Workout, the Principal Balance of the Junior Note has been reduced, such excess amount shall be paid to the Junior Noteholder in an amount up to the reduction, if any, of the Junior Note Principal Balance as a result of such Workout, plus interest on such amount at the Junior Note Rate;

(l)           eleventh, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate any Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan or the Mortgaged Property), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder and the Junior Noteholder, pro rata, based on their respective Percentage Interests; and

(m)         lastly, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a) through (k), any remaining amount shall be paid to the Senior Noteholder and the Junior Noteholder, pro rata, based on their respective initial Percentage Interests.

Section 4.     Payments Following a Sequential Pay Event. Payments of interest and principal shall be made to the Noteholders in accordance with Section 3 of this Agreement; provided that, if a Sequential Pay Event, as determined by the applicable Servicer and as set forth in the Servicing Agreement, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof (including, without limitation, amounts received by the Master Servicer or Special Servicer pursuant to the Servicing Agreement as reimbursements on account of recoveries in respect of Advances), whether received in the form of Monthly Payments, Balloon Payment, Liquidation Proceeds, proceeds under any guaranty or indemnity, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions), but excluding (x) all amounts for reserves or escrows required by the Mortgage Loan Documents deemed appropriate by the Servicer in accordance with the Servicing Standard to continue to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to any Servicer under Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer, Securitization Operating Advisor, Certificate Administrator, Asset Representations Reviewer or Trustee with respect to this Mortgage Loan pursuant to the Servicing Agreement with respect to the Mortgage Loan, shall be applied by the Senior Noteholder (or its designee) and distributed by the Servicer for payment in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)           first, to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder in an amount equal to the interest then due and payable under the Mortgage Loan Documents on the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance and the Note A-6 Principal Balance, in each case at the Net Senior Note Rate;

(b)          second, to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder on a Pro Rata and Pari Passu Basis in an amount equal to the Senior Note Principal Balance, until the Senior Note Principal Balance has been reduced to zero;

(c)           third, up to the amount of any unreimbursed costs and expenses paid by the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder, including any Recovered Costs not previously reimbursed to such Noteholder (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)          fourth, to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder on a Pro Rata and Pari Passu Basis in an amount equal to the aggregate of any Prepayment Premium payable on Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 to the extent paid by the Mortgage Loan Borrower;

(e)          fifth, if, as a result of a Workout the Principal Balance of the Senior Notes has been reduced, to the Senior Noteholder in an amount up to the reduction of the Senior Note

Principal Balance as a result of such Workout, plus interest on such amount at the Senior Note Rate;

(f)           sixth, to the Junior Noteholder in an amount equal to the interest then due and payable under the Mortgage Loan Documents on the Junior Note Principal Balance at the Net Junior Note Rate;

(g)          seventh, to the Junior Noteholder in an amount equal to the Junior Note Principal Balance, until the Junior Note Principal Balance has been reduced to zero;

(h)          eighth, to the Junior Noteholder in an amount equal to any Prepayment Premium payable on the Junior Note to the extent paid by the Mortgage Loan Borrower;

(i)           ninth, to the extent the Junior Noteholder has made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Junior Noteholder for all such cure payments;

(j)           tenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a Workout the Principal Balance of the Junior Note has been reduced, such excess amount shall be paid to the Junior Noteholder in an amount up to the reduction, if any, of the Junior Note Principal Balance as a result of such Workout, plus interest on such amount at the Junior Note Rate;

(k)          eleventh, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate any Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan or the Mortgaged Property), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder and the Junior Noteholder, pro rata, based on their respective Percentage Interests; and

(l)           lastly, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(k), any remaining amount shall be paid to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder and the Junior Noteholder, pro rata, based on their respective initial Percentage Interests.

For clarification purposes, Penalty Charges (as defined in the Lead Securitization Servicing Agreement) paid on the Senior Notes pursuant to Section 3 or Section 4 hereunder, shall be allocated to each Senior Noteholder on a Pro Rata and Pari Passu Basis and applied first, to reduce, on a pro rata basis, the amounts payable on the Senior Notes by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the Lead Securitization Servicing Agreement, second, to reduce, on a pro rata basis, the respective amounts payable on Senior Notes by the amount necessary to pay the Master Servicer,

Trustee, Non-Lead Master Servicer or Non-Lead Trustee for any interest accrued on any P&I Advance made with respect to such Note by such party (if and as specified in the Lead Securitization Servicing Agreement or any Non-Lead Servicing Agreement, as applicable), third, to reduce, on a pro rata basis, the amounts payable on the Senior Notes by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mortgage Loan (as specified in the Lead Securitization Servicing Agreement) and finally, (i) in the case of the remaining amount of Penalty Charges allocable pursuant to Section 3 or Section 4 hereunder to the Lead Securitization Note, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable pursuant to Section 3 or Section 4 hereunder to any Non-Lead Securitization Note, (A) prior to the related Securitization of such Non-Lead Securitization Note, be paid to the related Non-Lead Securitization Noteholder, or (B) on and after the related Securitization of such Non-Lead Securitization Note, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement.

Penalty Charges (as defined in the Lead Securitization Servicing Agreement) paid on the Junior Note pursuant to Section 3 or Section 4 hereunder shall be allocated to the Junior Noteholder and applied first, to reduce the amounts payable on Junior Note by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the Lead Securitization Servicing Agreement, second, to reduce the amounts payable on the Junior Note by the amount necessary to pay the Master Servicer, Trustee, Non-Lead Master Servicer or Non-Lead Trustee for any interest accrued on any P&I Advance made with respect to such Note by such party (if and as specified in the Lead Securitization Servicing Agreement or any Non-Lead Servicing Agreement, as applicable), third, to reduce the amounts payable on the Junior Note by the amount necessary to pay additional trust fund expenses (other than unpaid special servicing fees, workout fees and liquidation fees) incurred with respect to the Mortgage Loan (as specified in the Lead Securitization Servicing Agreement) and finally, to the Junior Noteholder.

Section 5.      Administration of the Mortgage Loan.

(a)           Subject to this Agreement (including, without limitation, Section 5(f) below) and the Servicing Agreement, the Lead Securitization Noteholder (or the Servicer acting on behalf of the Lead Securitization Noteholder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy and, except as provided in Section 5(f), the other Noteholders shall not have any voting, consent or other rights whatsoever with respect to the Lead Securitization Noteholder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement (including, without limitation, Section 5(f) below) and the Servicing Agreement, each of the other Noteholders agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Securitization Noteholder (or the Servicer acting on behalf of the Lead Securitization Noteholder) the rights, if any, that the Lead Securitization Noteholder and the other Noteholders have to, (i) call or cause the Lead Securitization Noteholder to call an Event of Default under the Mortgage Loan, or (ii) exercise any rights and remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Noteholder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Noteholder (or the Servicer acting on behalf of the Lead Securitization Noteholder) shall not have any fiduciary duty to the other Noteholders in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Noteholder from the obligation to make any disbursement of funds as set forth herein).

Each Senior Noteholder hereby acknowledges the right and obligation of the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder), upon the Mortgage Loan becoming a Defaulted Mortgage Loan and the determination by the Special Servicer to sell the Lead Securitization Note in accordance with the Servicing Agreement, to sell the Non-Lead Securitization Notes together with the Lead Securitization Note, as notes evidencing the entire senior portion of the Mortgage Loan in accordance with the terms of the Servicing Agreement. In connection with any such sale, the Special Servicer shall be required to sell such Notes together as notes evidencing the entire senior portion of the Mortgage Loan and shall require that all offers be submitted to the Certificate Administrator or the Special Servicer, as applicable, in accordance with the terms of the Servicing Agreement in writing. The Trustee (based upon an updated Appraisal ordered by the Special Servicer and received by the Trustee (or ordered by the Trustee if the Special Servicer or any of its Affiliates is an Interested Person)) shall determine whether any cash offer constitutes a fair price for the Senior Notes (in the manner set forth in the Servicing Agreement) if the highest offeror is an Interested Person, and any such determination by the Trustee shall be binding upon all parties. Notwithstanding the foregoing, the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder) shall not be permitted to sell the Senior Notes without the written consent of each Non-Lead Securitization Noteholder (provided that such consent of a Non-Lead Securitization Noteholder is not required if the related Non-Lead Securitization Note is held by the Mortgage Loan Borrower or any Affiliate of the Mortgage Loan Borrower) unless the Special Servicer has delivered to each Non-Lead Securitization Noteholder: (a) at least 15 Business Days prior written notice of any decision to attempt to sell the Senior Notes; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least 10 days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgaged Property, and any documents in the Servicing File reasonably requested by a Non-Lead Securitization Noteholder that are material to the price of the Senior Notes and (d) until the sale is completed and a reasonable period of time (but no less time than is afforded to other offerors and the Subordinate Class Representative (as such term is defined in the Servicing Agreement)) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, however, that any Non-Lead Securitization Noteholder may waive any delivery or timing requirements set forth in this sentence only for itself. Subject to the foregoing, each of the Non-Lead Securitization Noteholders and the Non-Controlling Class

Representatives shall be permitted to submit an offer at any sale of the Senior Notes unless such Person is the Mortgage Loan Borrower or an agent or Affiliate of the Mortgage Loan Borrower.

Each Non-Lead Securitization Noteholder hereby appoints the Lead Securitization Noteholder as its agent, and grants to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of the Non-Lead Securitization Notes. Each Non-Lead Securitization Noteholder further agrees that, upon the request of the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder), such Non-Lead Securitization Noteholder shall execute and deliver to or at the direction of Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder) such powers of attorney or other instruments as the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder) may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver the related original Non-Lead Securitization Note, endorsed in blank, to or at the direction of the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder) in connection with the consummation of any such sale.

The authority of the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder) to sell the Non-Lead Securitization Notes, and the obligations of the Non-Lead Securitization Noteholders to execute and deliver instruments or deliver the original Non-Lead Securitization Notes upon request of the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder), shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Securitization Note is repurchased by the applicable Noteholder from the related trust fund established under the Servicing Agreement in connection with a material breach of representation or warranty made by such Noteholder with respect to the Lead Securitization Note or a material document defect with respect to the documents delivered by such Noteholder with respect to Lead Securitization Note upon the consummation of the Lead Securitization. The preceding sentence shall not be construed to grant to any Non-Lead Securitization Noteholder the benefit of any representation or warranty made by the Noteholder that holds the Lead Securitization Note as of the date hereof or any document delivery obligation imposed on such Noteholder under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by such Noteholder in connection with the Lead Securitization.

(b)           The administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement; provided that to the extent of any conflict between this Agreement and the Servicing Agreement, the terms of this Agreement shall control. The Noteholders agree to be bound by the terms of the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall service the Mortgage Loan in accordance with the terms of this Agreement, including without limitation the rights of the Junior Noteholder set forth in Section 5(f) below. After the First Securitization, servicing of the Mortgage Loan shall generally be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Loan, by the Special Servicer, in each case pursuant to the Servicing Agreement and this Agreement. Notwithstanding anything to the contrary contained herein, in accordance with the Servicing Agreement, the Lead Securitization Noteholder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of the Lead Securitization Noteholder, the Non-Lead Securitization Noteholders and the Junior Noteholder as a collective whole (it being understood that the interest of the Junior Noteholder is a junior Note interest, subject to the terms and conditions of this Agreement), and any Non-Lead Securitization Noteholder or Junior Noteholder who is not a Mortgage Loan Borrower Related Party shall be deemed a third party beneficiary of such provisions of the Servicing Agreement. The foregoing provisions of this Section 5(b) shall not limit or modify the rights of the Controlling Noteholder and/or the Operating Advisor to exercise their respective rights specifically set forth under this Agreement.

(c)           Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and this Agreement (including, without limitation, Section 6) if the Servicer (on behalf of the Noteholders) in connection with a Workout of the Mortgage Loan modifies the terms thereof such that (i) the unpaid principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate or scheduled amortization payments on such Mortgage Loan are reduced, (iii) payments of interest or principal on the Mortgage Loan are waived, reduced or deferred, or (iv) any other adjustment (other than an increase in the Interest Rate or increase in scheduled amortization payments) is made to any of the terms of the Mortgage Loan, all payments to the Senior Noteholder pursuant to Section 3 and Section 4, as applicable, shall be made as though such Workout did not occur, with the payment terms of the Senior Notes remaining the same as they are on the date hereof, the Junior Note shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such Workout (up to the amount otherwise due on the Junior Note). Subject to the Servicing Agreement and this Agreement (including without limitation Section 5(f) and Section 6), in the case of any modification or amendment described above, the Servicer (on behalf of the Noteholders) shall have the sole authority and ability to revise the payment provisions set forth in Section 3 and Section 4 above in a manner that reflects the subordination of the Junior Note to the Senior Notes with respect to the loss that is the result of such amendment or modification, including: (A) the ability to increase the Senior Note Percentage Interest and to reduce the Junior Note Percentage Interest in a manner that reflects a loss in principal as a result of such amendment or modification and (B) the ability to change the Senior Note Rate and the Junior Note Rate, as applicable, in order to reflect a reduction in the Interest Rate of the Mortgage Loan, but shall not be permitted to change the order of the clauses set forth in Section 3 and Section 4 hereof. Notwithstanding the foregoing, if any Workout, modification or amendment of the Mortgage Loan extends the original maturity date of the Mortgage Loan, for purposes of this paragraph, the Balloon Payment will be deemed not to be due on the original maturity date of the Mortgage Loan but will be deemed due on the extended maturity date of the Mortgage Loan.

(d)          All rights and obligations of the Senior Noteholder described hereunder may be exercised by the Servicer on behalf of the Senior Noteholder in accordance with the Servicing Agreement and this Agreement.

(e)           For so long as any Senior Note or any portion thereof is included as an asset of a REMIC, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Senior Notes and the Junior Note shall each qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Senior Noteholder pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interests of the Noteholders therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) the Lead Securitization Noteholder may not modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Lead Securitization Noteholder may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G 2(b) of the regulations of the United States Department of the Treasury, more than three (3) months after the earliest startup day of any REMIC which includes any Senior Note or any portion thereof. The Noteholders agree that the provisions of this Section 5(e) shall be effected by compliance by the Lead Securitization Noteholder or its assignees with this Agreement or the Servicing Agreement or any other agreement which governs the administration of the Mortgage Loan or the Lead Securitization Noteholder’s interests therein. All costs and expenses of compliance with this Section 5(e), to the extent that such costs and expenses relate to administration of a REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, shall be borne solely by the Senior Noteholder on a Pro Rata and Pari Passu Basis.

Anything herein or in the Servicing Agreement to the contrary notwithstanding, in the event that any Senior Note or any portion thereof is included in a REMIC, neither the Junior Noteholder nor any Noteholder whose Note is not included in such REMIC shall be required to reimburse the Noteholder whose Note is included in such REMIC or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to any other Noteholder be reduced to offset or make-up any such payment or deficit.

(f)            Except as hereinafter provided, if any consent, modification, amendment or waiver under or other action in respect of the Mortgage Loan or the Mortgage Loan Documents (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a Major Decision has been requested or proposed, at least five (5) Business Days (or ten (10) Business Days if the Junior Noteholder is the Controlling Noteholder) prior to taking action with respect to such Major Decision (or making a determination not to take action with respect to such Major Decision), the Lead Securitization Noteholder (or the Servicer acting on its behalf) must receive the written consent of the Controlling Noteholder (or its Operating Advisor) before implementing a decision with respect to such Major Decision. For the avoidance of doubt, except as hereinafter provided, the Senior Noteholder shall obtain the written consent of the Controlling Noteholder (or its Operating Advisor) for all Major Decisions.

For so long as the Junior Noteholder is the Controlling Noteholder, if the Lead Securitization Noteholder (or the Servicer acting on its behalf) has not received a response from the Controlling Noteholder (or its Operating Advisor) with respect to such Major Decision within five (5) Business Days after delivery of the notice of a Major Decision, the Lead Securitization Noteholder (or the Servicer acting on its behalf) shall deliver an additional copy of the notice of a Major Decision in all caps bold 14-point font: “This is a Second Notice. Failure to respond within five (5) Business Days of this Second Notice will result in a loss of your right to consent with respect to this decision.” and if the Controlling Noteholder (or its Operating Advisor) fails to respond to the Lead Securitization Noteholder (or the Servicer acting on its behalf) with respect to any such proposed action within five (5) Business Days after receipt of such second notice, the Controlling Noteholder (or its Operating Advisor), as applicable, shall have no further consent rights with respect to such action.

Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to any Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Lead Securitization Noteholder (or the Servicer acting on its behalf) may take actions with respect to such Mortgaged Property before obtaining the consent of the Controlling Noteholder (or its Operating Advisor) if the Lead Securitization Noteholder (or the Servicer acting on its behalf) reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Noteholders, and the Lead Securitization Noteholder (or the Servicer acting on its behalf) has made a reasonable effort to contact the Controlling Noteholder (or its Operating Advisor). The foregoing shall not relieve the Lead Securitization Noteholder (or the Servicer acting on its behalf) of its duties to comply with the Servicing Standard.

Notwithstanding the foregoing, the Lead Securitization Noteholder (or the Servicer acting on its behalf) shall not follow any advice, consultation, decision or direction provided by the Controlling Noteholder (or its Operating Advisor) that would require or cause the Lead Securitization Noteholder (or the Servicer acting on its behalf) to violate any applicable law (including the REMIC Provisions), be inconsistent with the Servicing Standard, require or cause the Lead Securitization Noteholder (or the Servicer acting on its behalf) to violate provisions of this Agreement or the Servicing Agreement, require or cause the Lead Securitization Noteholder (or the Servicer acting on its behalf) to violate the terms of the Mortgage Loan, or materially expand the scope of any Lead Securitization Noteholder’s (or the Servicer’s) responsibilities under this Agreement or the Servicing Agreement.

(g)          During the continuation of a Control Appraisal Period, the Lead Securitization Noteholder (or its Controlling Class Representative) shall have, with respect to the Mortgage Loan, all of the same rights and powers of the Controlling Class Representative under the Servicing Agreement with respect to the other mortgage loans included in the Lead Securitization, including without limitation, (i) the right to consent and/or consult regarding Major Decisions and other servicing matters, (ii) the right to advise (A) the Special Servicer with respect to all Specially Serviced Loans and (B) the Special Servicer with respect to non-Specially Serviced Loans as to all matters for which the Master Servicer must obtain the consent (or deemed consent) of the Special Servicer, and (iii) the right to direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Controlling

Class Representative may deem advisable or as to which provision is otherwise made therein, in each case subject to the terms and conditions of the Servicing Agreement.

Notwithstanding the foregoing, the Lead Securitization Noteholder (or the Servicer acting on its behalf) shall be required to provide copies of any notice, information and report that it is required to provide to the Controlling Class Representative pursuant to the Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, to each Non-Controlling Noteholder (or its controlling class representative), within the same time frame it is required to provide to the Controlling Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the Controlling Class Representative under the Servicing Agreement due to the occurrence of a Control Termination Event (as defined in the Servicing Agreement) or a Consultation Termination Event (as defined in the Servicing Agreement)).

The Lead Securitization Noteholder (or the Special Servicer on its behalf) shall be required to consult with each Non-Controlling Noteholder (or its controlling class representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, such Non-Controlling Noteholder (or its controlling class representative) requests consultation with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, and consider alternative actions recommended by such Non-Controlling Noteholder (or its controlling class representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to the Non-Controlling Noteholders (or their respective controlling class representatives) by the Lead Securitization Noteholder (or the Servicer acting on its behalf) of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Controlling Class Representative, the Lead Securitization Noteholder (or the Servicer acting on its behalf) shall no longer be obligated to consult with the Non-Controlling Noteholders (or their respective controlling class representatives), whether or not the Non-Controlling Noteholders (or their respective controlling class representatives) have responded within such ten (10) Business Day period (unless, the Lead Securitization Noteholder (or the Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the Non-Controlling Noteholders (or their respective controlling class representatives) set forth in the immediately preceding sentence, the Lead Securitization Noteholder (or Servicer acting on its behalf) may make any Major Decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Lead Securitization Noteholder (or Servicer acting on its behalf) reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to consultation would materially and adversely affect the interests of the Noteholders. In no event shall the Lead Securitization Noteholder (or Servicer acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by a Non-Controlling Noteholder (or its controlling class representative).

In addition to the consultation rights of the Non-Controlling Noteholders (or their respective controlling class representatives) provided in the immediately preceding paragraph,

the Non-Controlling Noteholders shall have the right to attend annual meetings (either telephonically or in person, in the discretion of the Servicer) with the Lead Securitization Noteholder (or the Servicer acting on its behalf) at the offices of the Servicer, upon reasonable notice and at times reasonably acceptable to the Servicer, during which servicing issues related to the Mortgage Loan are discussed.

(h)          The Controlling Noteholder shall be entitled to avoid its applicable Control Appraisal Period caused by application of an Appraisal Reduction Amount (as opposed to a Control Appraisal Period that is deemed to have occurred as a result of any Mortgage Loan Borrower Related Party holding an interest in the Junior Note or the existence of any circumstances that would otherwise permit any Mortgage Loan Borrower Related Party to exercise the rights of the Junior Noteholder as Controlling Noteholder) upon satisfaction of the following (which must be completed within thirty (30) days of the receipt of an Appraisal that indicates such Control Appraisal Period has occurred): (i) the Controlling Noteholder shall have delivered as a supplement to the appraised value of the Mortgaged Property, in the amount specified in clause (ii) below, to the Servicer, together with documentation acceptable to the Servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Lead Securitization Noteholder in such collateral (A) cash collateral for the benefit of, and acceptable to, the Servicer or (B) an unconditional and irrevocable standby letter of credit with the Lead Securitization Noteholder as the beneficiary, in form reasonably acceptable to the Servicer, issued by a bank or other financial institution the long term unsecured debt obligations of which are at all times rated at least “AA” by S&P, “A” by Fitch and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s (either (A) or (B), the “Threshold Event Collateral”), and (ii) the Threshold Event Collateral shall be in an amount which, when added to the appraised value of the Mortgaged Property as determined pursuant to the Servicing Agreement, would cause the applicable Control Appraisal Period not to occur. If the requirements of this paragraph are satisfied by the Controlling Noteholder (a “Threshold Event Cure”), no Control Appraisal Period caused by application of an Appraisal Reduction Amount shall be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the applicable Controlling Noteholder shall be required to renew such letter of credit not later than thirty (30) days prior to expiration thereof or to replace such letter of credit with cash collateral as described in clause (A) or a new letter of credit that satisfies the requirements set forth in clause (B) with an expiration date that is greater than forty-five (45) days from the date of such replacement; provided, however, that, if a letter of credit is not renewed prior to thirty (30) days prior to the expiration date of such letter of credit, the letter of credit shall provide that the Servicer may (and, at the direction of the applicable Controlling Noteholder, shall) draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. If a letter of credit is furnished as Threshold Event Collateral, the applicable Controlling Noteholder shall be required to replace such letter of credit with other Threshold Event Collateral within 30 days if the credit rating of the issuing entity is downgraded below the applicable required rating; provided, however, that, if such Threshold Collateral is not so replaced, the Servicer shall draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure shall continue until (1) the appraised value of the Mortgaged Property plus the value of the Threshold Event Collateral would not be sufficient to prevent a Control Appraisal Period from occurring; or (2) the occurrence of a Final Recovery Determination. If the appraised value of the Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Control

Appraisal Period without taking into consideration any, or some portion, of Threshold Event Collateral previously delivered by the Controlling Noteholder, all, or such portion, of Threshold Event Collateral held by the Servicer (to the extent not required to avoid the occurrence of a Control Appraisal Period) shall promptly be returned to such Controlling Noteholder (at its sole cost and expense). Upon a Final Recovery Determination with respect to the Mortgage Loan, such Threshold Event Collateral shall be available to reimburse each Noteholder for any realized loss pursuant to Section 3 or 4, as applicable, with respect to the Mortgage Loan after application of the net proceeds of liquidation, not in excess of the Senior Note Principal Balance and the Junior Note Principal Balance, as the case may be, plus accrued and unpaid interest thereon at the applicable interest rate and all Additional Servicing Expenses reimbursable under this Agreement and under the Servicing Agreement. Any Threshold Event Collateral shall be treated as an “outside reserve fund” for purposes of the REMIC Provisions and such property (and the right to reimbursement of any amounts with respect thereto from a REMIC) shall be beneficially owned by the posting Noteholder who shall be taxed on all income with respect thereto. The entire amount of Threshold Event Collateral, without a haircut or other reduction, shall be considered in determining the sufficiency of such Threshold Event Collateral to avoid a Control Appraisal Period.

(i)            The Servicer or the Special Servicer shall obtain Appraisals that meet the requirements of, and at the times required pursuant to, the terms of the Lead Securitization Servicing Agreement.

(j)            Notwithstanding anything to the contrary contained herein or in the Servicing Agreement, if at any time the Mortgage Loan Borrower Related Party is a Noteholder (a “Borrower Party Noteholder”), then (i) such Borrower Party Noteholder shall not have any rights as a Controlling Noteholder or a Controlling Class Representative, (ii) such Borrower Party Noteholder shall have no right to appoint or terminate the Master Servicer or Special Servicer, (iii) such Borrower Party Noteholder shall have no right to consult with or advise the Master Servicer or Special Servicer, and shall have no right to review and approve or comment on any Asset Status Report and (iv) in each and every instance where, pursuant to this Agreement or the Servicing Agreement, the Master Servicer or Special Servicer must take into account the interests of each Noteholder (or words of similar import), such consideration shall be given to the Borrower Party Noteholder only in its capacity as a holder of the Junior Note, and the Master Servicer or Special Servicer (as the case may be) shall disregard the fact that the Borrower Party Noteholder is either the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower and as such, may have conflicting interests from a Noteholder (in its capacity as a Noteholder).

Section 6.      Appointment of Operating Advisor.

(a)          The Controlling Noteholder shall have the right at any time to appoint an operating advisor to exercise its rights hereunder (the “Operating Advisor”). The Controlling Noteholder shall have the right in its sole discretion at any time and from time to time to remove and replace the Operating Advisor. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Noteholder may, at its option, in each case, act through the Operating Advisor. The Operating Advisor may be any Person, including, without limitation, the Controlling Noteholder, any officer or employee of the Controlling Noteholder, any Affiliate of the Controlling Noteholder or any other unrelated third party; provided that the Operating Advisor may not be a Mortgage Loan Borrower Related Party. No Operating Advisor shall owe any fiduciary duty or other duty to any Person (other than the Controlling Noteholder). All actions that are permitted to be taken by the Controlling Noteholder under this Agreement may be taken by the Operating Advisor acting on behalf of the Controlling Noteholder and the Lead Securitization Noteholder (or any Servicer acting on its behalf) will accept such actions of the Operating Advisor as actions of the Controlling Noteholder. The Lead Securitization Noteholder (or any Servicer on its behalf) shall not be required to recognize any Person as an Operating Advisor until the Controlling Noteholder has notified the Lead Securitization Noteholder (and any Servicer) of such appointment and, if the Operating Advisor is not the same Person as the Controlling Noteholder, the Operating Advisor provides the Lead Securitization Noteholder (and any Servicer) with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). The Lead Securitization Noteholder shall promptly deliver such information to any Servicer.

(b)          Neither the Operating Advisor nor the Controlling Noteholder shall have any liability to the other Noteholders or any other Person for any action taken, or for refraining from the taking of any action or in the giving of any consent or the failure to give any consent pursuant to this Agreement or the Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Senior Noteholder and the Junior Noteholder agree that the Operating Advisor and any Controlling Noteholder (whether acting in place of the Operating Advisor when no Operating Advisor shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to the Controlling Noteholder hereunder) may take or refrain from taking actions that favor the interests of one Noteholder over other Noteholders, and that the Operating Advisor may have special relationships and interests that conflict with the interests of a Noteholder and, absent willful misfeasance, bad faith or gross negligence on the part of the Operating Advisor or such Controlling Noteholder, as the case may be, agree to take no action against the Operating Advisor, such Controlling Noteholder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Operating Advisor nor such Controlling Noteholder will be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of the Senior Noteholder or the Junior Noteholder, as applicable.

(c)           If the Lead Securitization Noteholder is the Controlling Noteholder, the Junior Noteholder acknowledges and agrees (i) all of the aforementioned rights of the Controlling Noteholder and the Operating Advisor set forth in Section 5(f) and this Section 6 shall be exercisable by the Lead Securitization Noteholder (or the applicable Person specified in the Servicing Agreement) to the extent set forth in the Servicing Agreement and (ii) the Controlling Class Representative of such Lead Securitization may exercise all rights with respect to the Mortgage Loan and any decisions or consents or other powers with respect thereto as are set forth in the Servicing Agreement.

If neither the Lead Securitization Noteholder nor the Junior Noteholder is the Controlling Noteholder, the Junior Noteholder acknowledges and agrees all of the aforementioned rights of the Controlling Noteholder and the Operating Advisor set forth in Section 5(f) and this Section 6 shall be exercisable by the Senior Noteholder that is the then Controlling Noteholder pursuant to the definition of “Controlling Noteholder” in this Agreement.

Section 7.       Special Servicer. The Controlling Noteholder (or its Operating Advisor), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), shall have the right to appoint the Special Servicer with respect to the Mortgage Loan. The Controlling Noteholder (or its Operating Advisor) shall be entitled to terminate the rights and obligations of the Special Servicer under the Lead Securitization Servicing Agreement, with or without cause, upon at least ten (10) Business Days’ prior notice to the Special Servicer (provided, however, that the Controlling Noteholder and its Operating Advisor shall not be liable for any termination or similar fee in connection with the removal of the Special Servicer in accordance with this Section 7); such termination not be effective unless and until: (A) each Rating Agency delivers Rating Agency Confirmation (to the extent the Mortgage Loan or any portion thereof has been securitized); (B) the applicable successor Special Servicer has assumed in writing all of the responsibilities, duties and liabilities of the Special Servicer under the Lead Securitization Servicing Agreement from and after the date it becomes the Special Servicer as they relate to the Mortgage Loan pursuant to an assumption agreement reasonably satisfactory to the Trustee; and (C) the Trustee shall have received an opinion of counsel reasonably satisfactory to the Trustee to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with the Servicing Agreement, (y) such replacement will be bound by the terms of the Lead Securitization Servicing Agreement with respect to such Mortgage Loan and (z) subject to customary qualifications and exceptions, the applicable servicing agreement will be enforceable against such replacement in accordance with its terms. The Lead Securitization Noteholder (or the Servicer on its behalf) shall promptly provide copies to any terminated Special Servicer of the documents referred to in the preceding sentence.

If a Servicer Termination Event on the part of the Special Servicer has occurred that affects a Non-Controlling Noteholder, such Non-Controlling Noteholder shall have the right to direct the Trustee (or, at any time that neither the Mortgage Loan nor any portion thereof is included in a Securitization Trust, the Controlling Noteholder) to terminate the Special Servicer under the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced) solely with respect to the Mortgage Loan pursuant to and in accordance with the terms of the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced). The Controlling Noteholder shall be entitled to appoint a replacement Special Servicer in connection with a termination of the Special Servicer at the direction of a Non-Controlling Noteholder, subject to the satisfaction of the requirements of the Lead Securitization Servicing Agreement and this Agreement. The Noteholders acknowledge and agree that any successor special servicer appointed to replace the Special Servicer with respect to the Mortgage Loan that was terminated for cause at a Non-Controlling Noteholder’s direction cannot at any time be the Person (or an Affiliate thereof) that was so terminated without the prior written consent of such Non-Controlling Noteholder. The Non-Controlling Noteholder that directs the Trustee (or, at any time that neither the Mortgage Loan nor any portion thereof is included in a Securitization Trust, the Controlling Noteholder) to terminate the Special Servicer shall be solely responsible for reimbursing the Trustee’s or the Controlling Noteholder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated Special Servicer and, in the case of the Trustee, that would otherwise be reimbursed to the Trustee from amounts on deposit in the Collection Account under the Lead Securitization Servicing Agreement.

For the avoidance of doubt, in no event will the rights of the Non-Controlling Noteholders set forth in the immediately preceding paragraph in any way limit or diminish the rights of the Controlling Noteholder otherwise set forth in this Section 7.

The Controlling Noteholder agrees and acknowledges that the Lead Securitization Servicing Agreement may contain provisions such that any Special Servicer could be terminated under the Lead Securitization Servicing Agreement based on a recommendation by the Securitization Operating Advisor if (A) the Securitization Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the holders of securities issued under the Lead Securitization Servicing Agreement (as a collective whole) and (B) an affirmative vote of requisite certificate holders is obtained. The Controlling Noteholder will retain its right to remove and replace the Special Servicer, but the Controlling Noteholder may not restore a Special Servicer that has been removed in accordance with the preceding sentence.

Section 8.     Payment Procedure.

(a)           The Lead Securitization Noteholder (or the Master Servicer, the Special Servicer or the Trustee acting on its behalf), in accordance with the priorities set forth in Section 3 or 4, as applicable and subject to the terms of the Lead Securitization Servicing Agreement, shall deposit or cause to be deposited all payments allocable to the Notes to the “Collection Account” and/or “Serviced Companion Loan Custodial Account” (or the related analogous term and each as defined in the Lead Securitization Servicing Agreement) pursuant to and in accordance with the Lead Securitization Servicing Agreement. The Lead Securitization Noteholder (or the Master Servicer, the Special Servicer or the Trustee acting on its behalf) shall deposit such amounts to the applicable account within one (1) Business Day of receipt of properly identified and available funds by the Lead Securitization Noteholder (or the Master Servicer acting on its behalf) from or on behalf of the Mortgage Loan Borrower (provided, that to the extent that any payment is received after 2:00 p.m. (Eastern time) on any given Business Day, the Master Servicer is required to use commercially reasonable efforts to deposit such payment into the applicable account within one (1) Business Day of receipt of properly identified and available funds, but, in any event, the Master Servicer is required to deposit such payments into the applicable account within two (2) Business Days of receipt of properly identified and available funds).

(b)          If the Lead Securitization Noteholder (or the Servicer on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of the Senior Notes or the Junior Note must, pursuant to any insolvency bankruptcy, fraudulent conveyance, preference or similar law, be (i) returned to the Mortgage Loan Borrower or the Guarantor or (ii) paid to the Lead Securitization Noteholder, any other Noteholder or any Servicer or (iii) paid to any other Person, then, notwithstanding any other provision of this Agreement, (A) the Lead Securitization Noteholder (or the Servicer on its behalf) shall not be required to distribute any portion thereof to any Noteholder (including the Lead Securitization Noteholder) and (B) each Noteholder (including the Lead Securitization Noteholder) will promptly on demand by the Lead Securitization Noteholder (or the Servicer on its behalf) repay to the Lead Securitization Noteholder (or the Servicer on its behalf) the applicable portion thereof that the Lead Securitization Noteholder (or the Servicer on its behalf) shall have theretofore distributed to such Noteholder together with interest thereon at such rate, if any, as the Lead Securitization Noteholder (or the Servicer on its behalf) shall be (or shall have been) required to pay to the Mortgage Loan Borrower, the Guarantor, the Lead Securitization Noteholder, any other Noteholder, any Servicer or such other Person with respect thereto.

(c)           If, for any reason, the Lead Securitization Noteholder (or the Servicer on its behalf) makes any payment to any other Noteholder before the Lead Securitization Noteholder (or the Servicer on its behalf) has received the corresponding payment (it being understood that the Lead Securitization Noteholder (or the Servicer on its behalf) is under no obligation to do so), and the Lead Securitization Noteholder (or the Servicer on its behalf) does not receive the corresponding payment within three (3) Business Days of its payment to such other Noteholder, such other Noteholder will, at the Lead Securitization Noteholder’s (or the Servicer’s on its behalf) request, promptly return that payment to the Lead Securitization Noteholder (or the Servicer on its behalf).

(d)           Each Noteholder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Lead Securitization Noteholder (or the Servicer on its behalf), who shall allocate such excess in accordance with this Agreement and the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall have the right to offset any amounts due hereunder from any Noteholder with respect to the Mortgage Loan against any future payments due to such Noteholder under the Mortgage Loan in accordance with this Agreement and the Servicing Agreement; provided that the obligations of any Noteholder under this Section 8 are separate and distinct obligations from the obligations of any other Noteholder under this Section 8 and in no event shall the Lead Securitization Noteholder (or the Servicer on its behalf) enforce the obligations of any Noteholder under this Section 8 against any other Noteholder. The Noteholders’ obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.     Limitation on Liability of the Noteholders. The Lead Securitization Noteholder (and any Servicer acting on its behalf) shall have no liability to the other Noteholders with respect to their respective Notes except with respect to losses actually suffered due to the negligence, willful misconduct or breach of this Agreement on the part of the Lead Securitization Noteholder (or any Servicer acting on its behalf); provided however, following the Securitization Date, to the extent the Servicing Agreement imposes any other standard on any Servicer, the Servicing Agreement shall control. No other Noteholder shall have any liability to the Lead Securitization Noteholder (or any Servicer acting on its behalf) with respect to its Note except with respect to losses actually suffered due to the negligence, willful misconduct or breach of this Agreement on the part of such other Noteholder (or any servicer acting on its behalf or, if applicable, its Operating Advisor).

Each Noteholder acknowledges that, subject to the terms and conditions hereof and the obligation of the Lead Securitization Noteholder (and any Servicer acting on its behalf) to comply with the Servicing Standard, the Lead Securitization Noteholder (or any Servicer acting on its behalf) may exercise, or omit to exercise, any rights that the Lead Securitization Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of any Noteholder and that the Lead Securitization Noteholder (and any Servicer acting on its behalf) shall have no liability whatsoever to any Noteholder in connection with the Lead Securitization Noteholder’s (or any Servicer’s) exercise of rights or any omission by the Lead Securitization Noteholder (or any Servicer acting on its behalf) to exercise such rights other than as described above; provided, however, that the Servicer must act in accordance with the Servicing Standard, and the Lead Securitization Noteholder (or any Servicer acting on its behalf) shall not be protected against any liability to the other Noteholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence on the part of the Lead Securitization Noteholder (or any Servicer acting on its behalf).

The Lead Securitization Noteholder and the Non-Lead Securitization Noteholders acknowledge that, subject to the terms and conditions hereof, the Junior Noteholder may exercise, or omit to exercise, any rights that the Junior Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of the Lead Securitization Noteholder or the Non-Lead Securitization Noteholders and that the Junior Noteholder (and any servicer action on its behalf or, if applicable, its Operating Advisor) shall have no liability whatsoever to the Lead Securitization Noteholder or the Non-Lead Securitization Noteholders in connection with the exercise of rights or any omission by the Junior Noteholder to exercise such rights; provided, however, that the Junior Noteholder (and any servicer action on its behalf or, if applicable, its Operating Advisor) shall not be protected against any liability to the Lead Securitization Noteholder or the Non-Lead Securitization Noteholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence on the part of the Junior Noteholder (and any servicer action on its behalf or, if applicable, its Operating Advisor).

Section 10.      Bankruptcy. Subject to the provisions of Section 5(f) hereof, each of the Non-Lead Securitization Noteholders and the Junior Noteholder hereby covenants and agrees that only the Lead Securitization Noteholder (or the Servicer on its behalf) has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Subject to the provisions of Section 5(f) hereof, each of the Non-Lead Securitization Noteholders and the Junior Noteholder further agrees that only the Lead Securitization Noteholder, as a creditor, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan

Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. Each of the Non-Lead Securitization Noteholders and the Junior Noteholder hereby appoints the Lead Securitization Noteholder as its agent, and grants to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of exercising any and all rights and taking any and all actions available to any Non-Lead Securitization Noteholder or the Junior Noteholder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, to vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. Each of the Non-Lead Securitization Noteholders and the Junior Noteholder, in its capacity as such, hereby agrees that, upon the request of the Lead Securitization Noteholder, such Noteholder shall execute, acknowledge and deliver to the Lead Securitization Noteholder all and every such further deeds, conveyances and instruments as the Lead Securitization Noteholder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by the Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

Section 11.     Cure Rights of Controlling Noteholder.

(a)           Subject to Section 11(b) below, in the event that the Mortgage Loan Borrower fails to make any payment of a liquidated sum of money due on the Mortgage Loan by the end of the applicable grace period (if any) for such payment permitted under the Mortgage Loan Documents (a “Monetary Default”), the Lead Securitization Noteholder (or the Servicer acting on its behalf) shall provide notice of such failure to the Junior Noteholder (while it is the Controlling Noteholder) and its Operating Advisor (while the Junior Noteholder is the Controlling Noteholder) (in each case, a “Monetary Default Notice”). If the Junior Noteholder (while it is the Controlling Noteholder) or its Operating Advisor (while the Junior Noteholder is the Controlling Noteholder) has not cured such Monetary Default within five (5) Business Days after receiving the related Monetary Default Notice, the Lead Securitization Noteholder (or the Servicer acting on its behalf) shall deliver an additional copy of the Monetary Default Notice that contains a statement in boldface font that this is a second notice and that the Junior Noteholder’s or its Operating Advisor’s failure to cure such Monetary Default within five (5) Business Days after receiving such second notice will result in the termination of the right to cure such Monetary Default. The Junior Noteholder (while it is the Controlling Noteholder) or its Operating Advisor (while the Junior Noteholder is the Controlling Noteholder) shall have the right, but not the obligation, subject to the rights of any Mezzanine Lender set forth in the related intercreditor agreement, to cure such Monetary Default after receiving the first Monetary Default Notice and until the period ending five (5) Business Days after receiving the second Monetary Default Notice (the “Cure Period”) and at no other times. At the time a payment is made to cure a Monetary Default as permitted hereunder, the Junior Noteholder (or its Operating Advisor) shall pay or reimburse the Lead Securitization Noteholder for all unreimbursed Advances (whether or not recoverable with respect to the Lead Securitization Note or any Non-Lead Securitization Note, including principal and interest advances made with respect to such Non-Lead Securitization Note under the related Non-Lead Securitization Servicing Agreement), Advance Interest Amounts, any unpaid fees to any Servicer or Non-Lead Servicer specifically provided for in the Lead Securitization Servicing Agreement and any Additional Servicing

Expenses. At any time (while the Junior Noteholder is the Controlling Noteholder) the Junior Noteholder or its Operating Advisor believes that a Monetary Default has occurred, the Junior Noteholder and its Operating Advisor shall have the right (i) to send a written notice to the Servicer requesting written confirmation as to whether a Monetary Default has occurred and is continuing and, if the Servicer provides any such written confirmation indicating that a Monetary Default has occurred and is continuing, the Junior Noteholder or its Operating Advisor may proceed with exercising its cure rights as set forth herein, and (ii) pending its receipt of any written confirmation described in the foregoing clause (i), to tender a cure payment to the Servicer in the amount it reasonably believes necessary to cure such potential Monetary Default, which cure payment shall either be (A) in the event a Monetary Default has occurred, retained and applied to the cure of such Monetary Default in accordance with the terms hereof, or (B) in the event that no Monetary Default has occurred, returned by the Servicer to the Junior Noteholder or its Operating Advisor, as applicable. If the amount of a cure payment tendered by the Junior Noteholder or its Operating Advisor in accordance with this Section 11(a) is less than the amount necessary to effect a cure of a Monetary Default, such payment shall not effect a cure, but the Junior Noteholder or its Operating Advisor may effect a cure if it pays any deficiency within the applicable Cure Period in accordance with this Section 11(a). If the amount of a cure payment tendered by the Junior Noteholder or its Operating Advisor exceeds the amount necessary to effect a cure, the Servicer shall return such excess to the Junior Noteholder or its Operating Advisor, as applicable. The Junior Noteholder or its Operating Advisor (to the extent it is permitted to effect a cure hereunder) shall not be required, in order to effect a cure hereunder, to pay any default interest or late charges under the Mortgage Loan Documents. So long as a Monetary Default exists for which a cure payment permitted hereunder is timely made, such Monetary Default shall not be treated as an Event of Default by the Lead Securitization Noteholder (or any Servicer on its behalf) (including for purposes of (1) the definition of “Sequential Pay Event,” (2) accelerating the Mortgage Loan, modifying, amending or waiving any provisions of the Mortgage Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property; or (3) treating the Mortgage Loan as a Specially Serviced Loan); provided that such limitation shall not prevent the Lead Securitization Noteholder (or any Servicer on its behalf) from collecting default interest or late charges from the Mortgage Loan Borrower. Any amounts advanced by the Junior Noteholder or its Operating Advisor (to the extent permitted hereunder) to effect any cure shall be reimbursable to the Junior Noteholder under Section 3 or 4, as applicable.

(b)          Notwithstanding anything to the contrary contained in Section 11(a), the Junior Noteholder and its Operating Advisor shall be limited to a combined total of six (6) cures of Monetary Defaults, no more than three (3) of which may be consecutive, or Non-Monetary Defaults over the term of the Mortgage Loan. Additional Cure Periods or additional Non-Monetary Default Cure Periods shall only be permitted with the consent of the Lead Securitization Noteholder.

(c)           No action taken by the Junior Noteholder (or its Operating Advisor) in accordance with this Agreement to cure any Event of Default shall excuse performance by the Mortgage Loan Borrower of its obligations under the Mortgage Loan Documents and the Lead Securitization Noteholder’s and the Non-Lead Securitization Noteholders’ rights under the Mortgage Loan Documents shall not be waived or prejudiced by virtue of such actions of the

Junior Noteholder (or its Operating Advisor) under this Agreement. Subject to the terms of this Agreement, the Junior Noteholder shall be subrogated to the Lead Securitization Noteholder’s and the Non-Lead Securitization Noteholders’ rights to any payment owing to the Lead Securitization Noteholder and the Non-Lead Securitization Noteholders for which the Junior Noteholder (or its Operating Advisor) makes a cure payment as permitted under this Section 11, but such subrogation rights may not be exercised against the Mortgage Loan Borrower until 91 days after the Senior Notes is paid in full.

(d)          If an Event of Default (other than a Monetary Default) occurs and is continuing under the Mortgage Loan Documents (a “Non-Monetary Default”), the Lead Securitization Noteholder (or the Servicer acting on its behalf) shall promptly provide notice to the Junior Noteholder (while it is the Controlling Noteholder) and the Operating Advisor (while the Junior Noteholder is the Controlling Noteholder) of such failure (a “Non-Monetary Default Notice”) and the Junior Noteholder (while it is the Controlling Noteholder) and the Operating Advisor (while the Junior Noteholder is the Controlling Noteholder) shall have the right, but not the obligation, subject to the rights of any Mezzanine Lender set forth in the related intercreditor agreement, to cure such Non-Monetary Default within the same period of time as the Mortgage Loan Borrower under the Mortgage Loan Documents, without regard for the date of receipt by the Junior Noteholder (while it is the Controlling Noteholder) or the Operating Advisor (while the Junior Noteholder is the Controlling Noteholder) of the related Non-Monetary Default Notice, or in any event, up to 40 days, to cure such Non-Monetary Default; provided, however, if such Non-Monetary Default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the Junior Noteholder (while it is the Controlling Noteholder) or the Operating Advisor (while the Junior Noteholder is the Controlling Noteholder), the Junior Noteholder (while it is the Controlling Noteholder) or the Operating Advisor (while the Junior Noteholder is the Controlling Noteholder) shall be given an additional period of time as is reasonably necessary to enable the Junior Noteholder (while it is the Controlling Noteholder) or the Operating Advisor (while the Junior Noteholder is the Controlling Noteholder), in the exercise of due diligence, to cure such Non-Monetary Default for so long as (i) the Junior Noteholder (while it is the Controlling Noteholder) or the Operating Advisor (while the Junior Noteholder is the Controlling Noteholder) diligently and expeditiously proceeds to cure such Non-Monetary Default, (ii) the Junior Noteholder (while it is the Controlling Noteholder) or the Operating Advisor (while the Junior Noteholder is the Controlling Noteholder) makes all cure payments that it is permitted to make in accordance with the terms and provisions of Section 11(a) hereof, (iii) such additional period of time does not exceed ninety (90) days, (iv) such Non-Monetary Default is not caused by an Insolvency Proceeding and, during such period of time that the Junior Noteholder (while it is the Controlling Noteholder) or the Operating Advisor (while the Junior Noteholder is the Controlling Noteholder) has to cure a Non-Monetary Default in accordance with this Section 11(d) (the “Non-Monetary Default Cure Period”), an Insolvency Proceeding does not occur and (v) during the applicable Non-Monetary Default Cure Period, there is no material adverse effect on the Mortgage Loan Borrower or the Mortgaged Property or the value of the Mortgage Loan as a result of such Non-Monetary Default or the attempted cure. The applicable Non-Monetary Default Notice shall contain a statement in boldface font that the Junior Noteholder’s (while it is the Controlling Noteholder) or the Operating Advisor’s (while the Junior Noteholder is the Controlling Noteholder) failure to cure the related Non-Monetary Default within the applicable Non-Monetary Default Cure Period after receiving such notice will result in the termination of the right to cure such Non-Monetary Default. The Junior Noteholder (while it is the Controlling Noteholder) and the Operating Advisor (while the Junior Noteholder is the Controlling Noteholder) shall not contact the Mortgage Loan Borrower in order to effect any cures under Section 11(a) or this Section 11(d) unless it is in conjunction with the Special Servicer or the Junior Noteholder (while it is the Controlling Noteholder) or the Operating Advisor (while the Junior Noteholder is the Controlling Noteholder) has obtained the prior written consent of the Lead Securitization Noteholder (or the Servicer on its behalf).

Section 12.     Purchase of Senior Note By Junior Noteholder. The Junior Noteholders shall have the right, by written notice to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder (a “Noteholder Purchase Notice”), subject to the rights of any Mezzanine Lender set forth in the related intercreditor agreement, delivered at any time an Event of Default under the Mortgage Loan has occurred and is continuing, to purchase, in immediately available funds, Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 in whole but not in part at the applicable Defaulted Mortgage Loan Purchase Price. For the avoidance of doubt, if the Junior Noteholder elects to exercise its right to purchase a Note pursuant to this Section 12, it must purchase each of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6. Upon the delivery of the Noteholder Purchase Notice to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder, such Noteholders shall sell (and the Junior Noteholder shall purchase) Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 for an aggregate amount equal to the applicable Defaulted Mortgage Loan Purchase Price, on a date (the “Defaulted Note Purchase Date”) not less than ten (10) and not more than thirty (30) days after the date of receipt of the related Noteholder Purchase Notice, as shall be established by the Lead Securitization Noteholder. The Noteholder Purchase Notice shall contain a statement in boldface font that the Junior Noteholder’s failure to purchase Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 on the applicable Defaulted Note Purchase Date will result in the termination of such right. The Junior Noteholder agrees that the sale of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 shall comply with all requirements of the Servicing Agreement and that all costs and expenses related thereto shall be paid by the Junior Noteholder. The Defaulted Mortgage Loan Purchase Price shall be calculated by the Lead Securitization Noteholder (or the Servicer on its behalf) three (3) Business Days prior to the Defaulted Note Purchase Date (and such calculation shall be accompanied by a listing of all amounts included in the Defaulted Mortgage Loan Purchase Price), and shall, absent manifest error, be binding upon the Junior Noteholder. Concurrently with the payment to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder in immediately available funds of its respective portion of the applicable Defaulted Mortgage Loan Purchase Price, each of the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder will execute, at the sole cost and expense of the Junior Noteholder, in favor of the Junior Noteholder assignment documentation which will assign Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 or Note A-6, as applicable, and the other Mortgage Loan Documents without recourse, representations or warranties (except that the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder or the Note A-6 Holder, as applicable, shall represent and warrant that it had good and marketable title to, was the sole owner and holder of, and had power and authority to deliver Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 or Note A-6, as applicable, free and clear of all liens and encumbrances

(other than the interest of the other Noteholders pursuant to this Agreement)). The right of the Junior Noteholder to purchase Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 shall automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property (and the Lead Securitization Noteholder (or the Servicer acting on its behalf) shall give the Junior Noteholder ten (10) days’ notice of its intent with respect to such action). Notwithstanding the foregoing sentence, if title to the Mortgaged Property is transferred to the Servicer (or other nominee on behalf of the Noteholders) less than ten (10) days after the acceleration of the Mortgage Loan, the Lead Securitization Noteholder (or the Servicer acting on its behalf) shall notify the Junior Noteholder of such transfer and the Junior Noteholder shall have fifteen (15) days from the date of such notice from the Lead Securitization Noteholder (or the Servicer acting on its behalf) to deliver the Noteholder Purchase Notice to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder, in which case the Junior Noteholder will be obligated to purchase the Mortgaged Property, in immediately available funds, within such fifteen (15) days’ at the applicable Defaulted Mortgage Loan Purchase Price.

Section 13.     Representations of Junior Noteholder. The Junior Noteholder represents, and it is specifically understood and agreed, that it is acquiring its Junior Note for its own account in the ordinary course of its business and the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder shall otherwise have no liability or responsibility to the Junior Noteholder except as expressly provided herein or for actions that are taken or omitted to be taken by the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder or the Note A-6 Holder, as applicable, that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement. The Junior Noteholder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene its charter or any law or contractual restriction binding upon the Junior Noteholder, and that this Agreement is the legal, valid and binding obligation of the Junior Noteholder enforceable against the Junior Noteholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. The Junior Noteholder represents and warrants that it is duly organized, validly existing, in good standing and possesses of all licenses and authorizations necessary to carry on its business. The Junior Noteholder represents and warrants that (a) this Agreement has been duly executed and delivered by the Junior Noteholder, (b) to the Junior Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Junior Noteholder have been obtained or made and (c) to the Junior Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the Junior Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

The Junior Noteholder acknowledges that none of the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder or the Note A-6 Holder owes the Junior Noteholder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein, need not consult with the Junior Noteholder with respect to any action taken by the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder or the Note A-6 Holder in connection with the Mortgage Loan.

The Junior Noteholder expressly and irrevocably waives for itself and any Person claiming through or under the Junior Noteholder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior loan Noteholder the right to initiate any loan enforcement or foreclosure proceedings.

Section 14.     Representations of the Senior Noteholder. Each Senior Noteholder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Senior Noteholder’s charter or any law or contractual restriction binding upon such Senior Noteholder, and that this Agreement is the legal, valid and binding obligation of such Senior Noteholder enforceable against such Senior Noteholder in accordance with its terms. Each Senior Noteholder represents and warrants that it is duly organized, validly existing, in good standing and possession of all licenses and authorizations necessary to carry on its business. Each Senior Noteholder represents and warrants that (a) this Agreement has been duly executed and delivered by such Senior Noteholder, (b) to such Senior Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Senior Noteholder has been obtained or made and (c) to such Senior Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Senior Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 15.     Independent Analysis of the Junior Noteholder and the Senior Noteholder. The Junior Noteholder acknowledges that it has, independently and without reliance upon the Senior Noteholder, except with respect to the representations and warranties provided by the Senior Noteholder herein, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to originate the Junior Note and the Junior Noteholder accepts responsibility therefor. The Junior Noteholder hereby acknowledges that, other than the representations and warranties provided herein, the Senior Noteholder has made no representations or warranties with respect to the Mortgage Loan, and that the Senior Noteholder shall have no responsibility for (i) the collectibility of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to the Noteholders in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower, the Guarantor or any of their Affiliates. The Junior Noteholder assumes all risk of loss in connection with the Junior Note except as specifically set forth herein.

Each Senior Noteholder acknowledges that it has, independently and without reliance upon any other Noteholder, except with respect to the representations and warranties provided by such other Noteholders herein, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to originate its Senior Note and such Senior Noteholder accepts responsibility therefor. Each Senior Noteholder hereby acknowledges that, other than the representations and warranties provided herein, the other Noteholders have not made any representations or warranties with respect to the Mortgage Loan, and that the other Noteholders shall not have any responsibility for (i) the collectibility of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to the Noteholders in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower, the Guarantor or any of their Affiliates. Each Senior Noteholder assumes all risk of loss in connection with its Senior Note except as specifically set forth herein.

Section 16.     No Creation of a Partnership. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between or among any of the Noteholders as a partnership, association, joint venture or other entity.

Section 17.     Not a Security. The Junior Note shall not be deemed to be a security within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Section 18.      Other Business Activities of the Noteholders. The Junior Noteholder acknowledges that any Senior Noteholder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any direct or indirect parent or Affiliate thereof, any property manager, any Accelerated Mezzanine Loan Lender or any Affiliate thereof, or any Person that is a holder of a preferred equity interest in the Mortgage Loan Borrower, any principal thereof or any Affiliate thereof (the Mortgage Loan Borrower and such other Persons, each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to the Mortgage Loan Borrower or such other Persons and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 19.       Sale of the Junior Note and the Senior Note.

(a)          The Junior Noteholder agrees that it will not Transfer the Junior Note or any portion thereof or interest therein without the Senior Noteholder’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided, that (i) the Junior Noteholder shall have the right to Transfer the Junior Note or any portion thereof or interest therein to a Qualified Institutional Lender without obtaining the Senior Noteholder’s prior written consent, provided, that, promptly after such Transfer, the Senior Noteholder is provided with (A) other than in connection with a Transfer of a participation interest as described in Section 19(c), a representation from the applicable transferee certifying that such transferee is a

Qualified Institutional Lender, (B) other than in connection with a Transfer of a participation interest as described in Section 19(c), a copy of an assignment and assumption agreement whereby the transferee assumes all (or a ratable portion, as the case may be) of the obligations of the Junior Noteholder hereunder with respect to the Junior Note thereafter accruing and agrees to be bound by the terms of this Agreement and (C) a representation that such Transfer would not cause the Junior Note to be directly held by more than five Persons or cause there to be no one Person directly owning a majority of the Junior Note, (ii) after a Securitization, if the Junior Noteholder wants to Transfer the Junior Note or any portion thereof or interest therein to any Person that is not a Qualified Institutional Lender, no consent of the Senior Noteholder shall be required, but the Junior Noteholder shall first obtain (and deliver to the Senior Noteholder) a Rating Agency Confirmation from each Rating Agency and (iii) the Junior Noteholder may not Transfer the Junior Note to any Prohibited Entity and the Junior Noteholder may not Transfer more than a 49% interest (in the aggregate) in the Junior Note to any Prohibited Entities. Notwithstanding the foregoing, without the Senior Noteholder’s prior consent, which may be withheld in the Senior Noteholder’s sole discretion, the Junior Noteholder shall not Transfer the Junior Note or any portion thereof or interest therein to any Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The Junior Noteholder agrees that it will pay the reasonable documented costs and expenses of the Senior Noteholder (including all costs and expenses of the Master Servicer and the Special Servicer) in connection with any Transfer by the Junior Noteholder.

(b)          Notwithstanding the foregoing, the Junior Noteholder shall have the right, without the need to obtain the consent of the Senior Noteholder or any other Person, to Transfer 49% or less (in the aggregate) of its interest in the Junior Note to a Person that has no direct rights with respect to, or direct or indirect control of, the Junior Note; provided, that the Junior Noteholder shall not Transfer the Junior Note or any portion thereof or interest therein to any Mortgage Loan Borrower Related Party and any such Transfer shall be void ab initio, absolutely null and void and shall vest no rights in the purported transferee, and provided, further that such Transfer would not cause the Junior Note to be directly held by more than five Persons or cause there to be no one Person directly owning a majority of the Junior Note and the Junior Noteholder shall not Transfer more than a 49% interest (in the aggregate) in the Junior Note to any Prohibited Entities. All Transfers of the Junior Note or a portion thereof under Section 19(a) or (b), other than a Transfer of a participation interest described in Section 19(c), shall be made upon written notice to the Senior Noteholder not later than the date of such Transfer, and each applicable transferee shall (i) execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the Junior Noteholder hereunder with respect to the Junior Note or the applicable portion thereof from and after the date and time of such assignment (or, for purposes of clarification in the case of a Pledge in accordance with Section 19(e) by the Junior Noteholder of the Junior Note solely as security in connection with a credit or repurchase facility extended to the Junior Noteholder by a Note Pledgee whereby the Junior Noteholder remains fully liable under this Agreement, on or before the date on which such Note Pledgee succeeds to the rights of the Junior Noteholder by foreclosure or otherwise, such Note Pledgee executes an assumption agreement pursuant to which such Note Pledgee shall be bound by the terms and provisions of this Agreement and the obligations of the Junior Noteholder hereunder) and (ii) agree in writing to be bound by the Servicing Agreement, unless the Servicing Agreement is not then in effect with respect to the Mortgage Loan, in which event the parties will enter into or agree to be bound by any replacement servicing agreement therefor in accordance with the provisions hereof. Upon the consummation of a Transfer of the Junior Note or any portion thereof or interest therein in accordance with this Agreement, the transferring Person shall be released from all liability under this Agreement with respect to the Junior Note (or the portion thereof or interest therein that was the subject of such Transfer) accruing after the effective date and time of such Transfer (it being understood and agreed that the foregoing release shall not apply in the case of a Transfer of a participation interest in the Junior Note as described in Section 19(c) below). If the Junior Note is directly held by more than one Person at any time (whether as of the date hereof or upon any Transfer of a portion of (or a partial interest in) the Junior Loan in accordance with Section 19(a) or Section 19(b)), the Person(s) directly holding not less than 66.67% of the Junior Note Principal Balance shall appoint a representative of the Junior Noteholder (a “Junior Noteholder Representative”) and deliver a written notice thereof to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder (which notice shall provide the name, mailing address, email address, telephone number and facsimile number of the applicable Junior Noteholder Representative) (it being understood and agreed that the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder or the Note A-6 Holder shall be entitled to rely upon such notice without independent investigation). The Junior Noteholder Representative shall have the sole right to receive any notices and other communications which are required to be given (or which may be given) to the Junior Noteholder under this Agreement and shall be the only Person authorized hereunder to exercise the rights and powers of the Junior Noteholder under this Agreement (including, without limitation, any rights or powers of the Junior Noteholder under Section 5); provided, however, that the Persons directly holding a majority of the Junior Note Principal Balance may from time to time designate a different Person as the Junior Noteholder Representative by delivering a written notice thereof to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder (which notice shall provide the name, mailing address, email address, telephone number and facsimile number of such replacement Junior Noteholder Representative) (it being understood and agreed that the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder and the Note A-6 Holder shall be entitled to rely upon such notice without independent investigation). Notwithstanding anything to the contrary contained herein, each Person holding an interest in the Junior Note shall be deemed to be a Junior Noteholder for purposes of the rights and restrictions contained in Section 19(a) and this Section 19(b), and shall be subject to the rights and restrictions thereof with respect to such Person’s interest in the Junior Note.

(c)          In the case of a Transfer of a participation interest in a Note, (i) the related Noteholder’s obligations under this Agreement shall remain unchanged, (ii) such Noteholder shall remain solely responsible for the performance of such obligations, (iii) each other Noteholder and any Persons acting on its behalf shall continue to deal solely and directly with such Noteholder in connection with such Noteholder’s rights and obligations under this Agreement and the Servicing Agreement, and (iv) all amounts payable hereunder shall be determined as if such Noteholder had not sold, assigned, transferred or otherwise disposed of such participation interest; provided, however, that if the applicable participant is a Qualified Institutional Lender (and such Qualified Institutional Lender delivers a representation to the other Noteholders certifying and confirming its status as a Qualified Institutional Lender), such Noteholder, by written notice to the other Noteholders, may delegate to such participant its right

(if any) to exercise the rights of the Controlling Noteholder hereunder and under the Servicing Agreement; provided, further, however, that upon the occurrence of a Control Appraisal Period with respect to the Junior Note (including a Control Appraisal Period that is deemed to have occurred as a result of any Mortgage Loan Borrower Related Party holding an interest in the Junior Note or the existence of any circumstances that would otherwise permit any Mortgage Loan Borrower Related Party to exercise the rights of the Junior Noteholder as Controlling Noteholder), the aforesaid delegation of rights shall terminate and be of no further force and effect.

(d)          Each Senior Noteholder agrees that it will not Transfer its Note or any portion thereof except to a Qualified Institutional Lender in accordance with the terms of this Agreement or as otherwise permitted under this Agreement. In connection with any such Transfer, the transferee hereby makes each of the representations and warranties contained in Section 14 of this Agreement (except that (1) if applicable, such transferee makes such representations and warranties only with respect to the portion of the Note it is acquiring and (2) with respect to such representations and warranties that relate to the execution and delivery of this Agreement, such representations and warranties shall be deemed to refer to the execution and delivery of each document or instrument by which such Person assumed its obligations under this Agreement) and hereby represents that it is a Qualified Institutional Lender. If a Senior Noteholder intends to Transfer its Note or any portion thereof to a Person that is not a Qualified Institutional Lender, it must first obtain the consent of each other Senior Noteholder and, if any such non-transferring Senior Noteholder’s Note or any portion thereof is held in a Securitization Trust, a Rating Agency Confirmation with respect to the related Securitization; provided that upon receipt of consent or Rating Agency Confirmation (as required above), such transferee shall be deemed to be a “Qualified Institutional Lender” for purposes of this Agreement. Notwithstanding the foregoing, without each non-transferring Senior Noteholder’s prior consent, and, if any such non-transferring Senior Noteholder’s Note or any portion thereof is held in a Securitization Trust, without a Rating Agency Confirmation with respect to the related Securitization, no Senior Noteholder shall Transfer its Note or any portion thereof (or a participation interest in such Note) to any Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The transferring Senior Noteholder agrees that, in connection with any Transfer that requires the consent of any non-transferring Senior Noteholder or a Rating Agency Confirmation, it shall pay the costs and expenses of each non-transferring Senior Noteholder (including all costs and expenses of each master servicer, special servicer and trustee with respect to each applicable Securitization) and all costs and expenses relating to each applicable Rating Agency Confirmation. Notwithstanding the foregoing, a Senior Noteholder shall have the right, without the need to obtain the consent of any other Senior Noteholder or any other Person or any Rating Agency Confirmation, to Transfer 49% or less (in the aggregate) of its interest in its Note to any Person that is not a Mortgage Loan Borrower Related Party. None of the provisions of this Section 19(d) shall apply in connection with (i) the Transfer of all or any portion of any Senior Note to the Depositor for a Securitization of all or any portion of such Note, (ii) a sale of all of the Senior Notes in accordance with the terms and conditions of the Lead Securitization Servicing Agreement, (iii) a transfer by the Special Servicer, in accordance with the terms of the Lead Securitization Servicing Agreement, of the Senior Notes or the Mortgaged Properties upon the Mortgage Loan becoming a Defaulted Mortgage Loan (pursuant to the terms of the Lead

Securitization Agreement) or (iv) any issuance of certificates in connection with any Securitization or any purchase or sale of such certificates.

(e)          Notwithstanding any other provision hereof, any Noteholder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit or repurchase facility to such Noteholder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 19(e), it being further agreed that a financing provided by a Note Pledgee to a Noteholder or any Person which Controls such Noteholder that is secured by such Noteholder’s interest in the applicable Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that (i) a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without (A) prior to a Securitization, the consent of each other Noteholder and (B) after a Securitization, a Rating Agency Confirmation and (ii) a Note Pledgee which is a Prohibited Entity may not take title to the pledged Note or more than a 49% interest in the pledged Note. Upon written notice by the pledging Noteholder to the other Noteholders and any Servicer that a Pledge has been effected (which notice shall provide the name, mailing address, email address, telephone number and facsimile number of the applicable Note Pledgee), each of the other Noteholders agrees to acknowledge receipt of such notice and thereafter agrees: (1) to give the applicable Note Pledgee written notice of any default by the pledging Noteholder in respect of its obligations under this Agreement of which default such Noteholder has actual knowledge; (2) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Noteholder in respect of its obligations to the other Noteholder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (3) that no amendment or modification of this Agreement which adversely affects the rights or obligations of the pledging Noteholder, and no waiver or termination of this Agreement, shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (4) that, if applicable, such other Noteholder shall give to such Note Pledgee copies of any Monetary Default Notice or Non-Monetary Default Notice simultaneously with the giving of same to the pledging Noteholder and accept any cure of the applicable Event of Default by such Note Pledgee in accordance with the provisions of Section 11 which such pledging Noteholder has the right (but not the obligation) to effect in accordance with the provisions of Section 11, as if such cure were made by such pledging Noteholder; (5) that such other Noteholder shall deliver to such Note Pledgee such estoppel certificate(s) as such Note Pledgee shall reasonably request, provided that any such estoppel certificate(s) shall be in a form reasonably satisfactory to such other Noteholder; and (6) that, upon written notice (a “Redirection Notice”) to the other Noteholders and any Servicer by such Note Pledgee that the pledging Noteholder is in default, beyond any applicable cure periods, under the pledging Noteholder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Noteholder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Noteholder), and until such Redirection Notice is withdrawn or rescinded in writing by such Note Pledgee, such Note Pledgee shall be entitled to receive any payments that any other Noteholder or Servicer would otherwise be obligated to pay to the pledging Noteholder from time to time pursuant to this Agreement or the Servicing Agreement. Any pledging Noteholder hereby unconditionally and absolutely releases the other Noteholders and any Servicer from any liability to such pledging Noteholder on account of any other Noteholder’s or Servicer’s compliance with any

Redirection Notice believed (without any duty of inquiry of any kind) by any such other Noteholder or any Servicer to have been delivered by such pledging Noteholder’s Note Pledgee. Any Note Pledgee shall be permitted to fully exercise its rights and remedies against the applicable pledging Noteholder (and accept an assignment in lieu of foreclosure as to the applicable collateral), in accordance with applicable law and this Agreement. In such event, the other (non-pledging) Noteholders and any Servicer shall recognize such Note Pledgee (and any assignee or transferee (other than the Mortgage Loan Borrower or any Affiliate thereof) which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure) and its successors and assigns, as the successor to the pledging Noteholder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Noteholder hereunder accruing from and after the date and time of such Transfer (i.e., realization upon the applicable collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 19(e) shall remain effective as to any Noteholder (and any Servicer) unless and until such Note Pledgee shall have notified any such Noteholder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(f)          Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Noteholder, then such Noteholder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)           The loan (the “Conduit Inventory Loan”) made by the Conduit to such Noteholder to finance the acquisition and holding of its Note will require a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)          The Conduit Credit Enhancer and conduit manager (if Moody’s rates a Securitization) will each be a Qualified Institutional Lender;

(iii)         Such Noteholder will pledge (or sell, transfer or assign as part of a repurchase facility) its interest in the applicable Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)         The Conduit Credit Enhancer and the Conduit will agree that, if such Noteholder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Noteholder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Noteholder’s Note (or all of its rights and obligations in connection with the applicable repurchase facility with respect thereto) to the Conduit Credit Enhancer; and

(v)          Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not, without obtaining the consent of each other Noteholder and, following a Securitization, a Rating Agency Confirmation, have any greater right to acquire the interests in the Note pledged (or sold, transferred or assigned as party of a repurchase facility) by such Noteholder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 20.     Registration of Transfer. In connection with any Transfer of a Note (but, for purposes of clarification, excluding any Pledge unless and until the applicable Note Pledgee realizes on the Note pledged in connection therewith), the applicable transferee hereby agrees to assume all of the obligations of the applicable Noteholder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the restriction on Transfers set forth in Section 19, from and after the date and time of such Transfer. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported Transfer of any Note in violation of the provisions of Section 19 or this Section 20. Any such purported Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Noteholder desiring to effect a Transfer shall, and does hereby agree to, indemnify the Agent and each other Noteholder against any liability that may result if such Transfer is not made in accordance with the provisions of this Agreement. Upon a Securitization of the Lead Securitization Note, the Certificate Administrator (or, if there is no Certificate Administrator, the Trustee) shall automatically become and be the Agent.

Section 21.     Registration of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6 and Junior Note. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial Note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice referred to in Section 20, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement, except in the case of the Initial Note A-1 Holder, the Initial Note A-2 Holder, the Initial Note A-3 Holder, the Initial Note A-4 Holder, the Initial Note A-5 Holder, the Initial Note A-6 Holder or the Initial Junior Noteholder who may hold its Note through a nominee. Upon request of a Noteholder, the Agent shall provide such Noteholder with the names and addresses of the other Noteholders. To the extent another Person is appointed as the Agent, each of the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder and the Junior Noteholder hereby designates such Person as its agent under Section 20 and this Section 21 solely for purposes of maintaining the Note Register.

Section 22.     No Pledge. This Agreement shall not be deemed to represent a pledge of any interest in the Mortgage Loan by the Senior Noteholder to the Junior Noteholder. Except as otherwise provided in this Agreement and the Servicing Agreement, the Junior Noteholder shall not have any interest in any property taken as security for the Mortgage Loan, provided, however, that if any such property or the proceeds of any sale, lease or other disposition thereof shall be received, then the Junior Noteholder shall be entitled to receive its share of such application in accordance with the terms of this Agreement and/or the Servicing Agreement.

Section 23.     Cooperation in Securitization.

(a)          Each Noteholder acknowledges that any Senior Noteholder may elect, in its sole discretion, and at its sole cost and expense, to include its respective Senior Note in a Securitization. In connection with a Securitization and subject to the terms of the preceding sentence, (x) at the request of the securitizing Noteholder, each non-securitizing Noteholder shall use reasonable efforts, at the securitizing Noteholder’s expense, to satisfy, and to cooperate with the securitizing Noteholder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which such securitizing Noteholder customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the applicable Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the securitizing Noteholder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect such Securitization; provided, however, that no non-securitizing Noteholder shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments, such Noteholder or (ii) increase such Noteholder’s obligations (other than to an immaterial extent) or decrease such Noteholder’s rights, remedies or protections (other than to an immaterial extent). In connection with a Securitization, each non-securitizing Noteholder shall, at the sole cost and expense of the securitizing Noteholder, provide for inclusion in any disclosure document relating to the related Securitization such information concerning such non-securitizing Noteholder and the other Notes as the securitizing Noteholder reasonably determines to be necessary or appropriate; and (y) each non-securitizing Noteholder shall cooperate, at the sole cost and expense of the securitizing Noteholder, with the reasonable requests of each Rating Agency and the securitizing Noteholder in connection with a Securitization, as well as in connection with all other matters and the preparation of any offering documents relating thereto and to review and respond reasonably promptly with respect to any information relating to it and the other Notes in any Securitization document. Each Noteholder acknowledges that any information provided by it to a securitizing Noteholder may be incorporated into the offering documents for a Securitization. Each securitizing Noteholder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, the non-securitizing Noteholders.

(b)         A securitizing Noteholder may, at its election, deliver to the other Noteholders drafts of the preliminary and final prospectus, drafts of the preliminary and final offering memoranda and any other disclosure documents and the servicing agreement at such time as it deems necessary or appropriate in connection with the Securitization of the related Note. Each of the non-securitizing Noteholders may, at its election, review and comment thereon insofar as it relates to such non-securitizing Noteholder or its Note, and, if such non-securitizing Noteholder elects to review and comment, such non-securitizing Noteholder shall review and comment thereon as soon as possible but in no event later than two (2) Business Days of its receipt thereof, and if such non-securitizing Noteholder fails to respond within such time, such non-securitizing Noteholder shall be deemed to have elected to not comment thereon, provided that if such non-securitizing Noteholder elects to review and comment, any such review and comments with respect to the final draft distributed in connection with the preparation of the preliminary and final prospectus for printing shall be made no later than the time requested in the e-mail containing such final draft and if such non-securitizing Noteholder fails to respond by such time period (or, prior to the expiration of such time period, request additional time from the securitizing Noteholder), such non-securitizing Noteholder shall be deemed to have elected to not comment thereon. In the event of any disagreement between the securitizing Noteholder and such non-securitizing Noteholder with respect to the preliminary and final offering memoranda, prospectus supplement, free writing prospectus or any other disclosure documents the securitizing Noteholder’s determination shall control. A non-securitizing Noteholder has no obligation and shall have no liability with respect to any such offering documents other than the accuracy of any comments it elects to make or refrain from making, regarding itself or its Note.

(c)          Notwithstanding anything herein to the contrary, the Senior Noteholder acknowledges and agree that (i) the Junior Noteholder shall not be required to incur any out-of-pocket costs and expenses in connection with a Securitization of any Senior Note or any portion thereof and (ii) if applicable, the Junior Noteholder shall not be required to disclose any of the beneficial owners of a managed account on behalf of which it holds the Junior Note.

(d)          If a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate at the Non-Lead Securitization Noteholder’s cost and expense, with the applicable Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing such Non-Lead Asset Representations Reviewer with any documents reasonably requested by such Non-Lead Asset Representations Reviewer, but only to the extent that such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, and are not in the possession of the Non-Lead Asset Representations Reviewer (and the Non-Lead Asset Representations Reviewer has informed such party that it has first requested, and not received, the documents from the master servicer, special servicer, trustee and custodian for the applicable Non-Lead Securitization).

Section 24.      Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 25.      Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)          SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-

EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)         CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)          AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)         AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 26.     Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto provided that for so long as any Note is contained in a Securitization Trust, the Noteholders shall not amend or modify this Agreement without Rating Agency Confirmation from each Rating Agency then rating any securities in any Securitization; provided that Rating Agency Confirmation shall not be required in connection with any modification (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Lead Securitization Servicing Agreement or (ii) with respect to matters or questions arising under this Agreement to make provisions of this Agreement consistent with other provisions of this Agreement (including without limitation, in connection with the creation of New Notes pursuant to Section 39).

Section 27.     Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 19 and Section 20, each Noteholder may assign its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the Senior Noteholder or the Junior Noteholder, as applicable, hereunder, including, without limitation, the right to make further assignments and sever and resize its respective Note (as permitted pursuant to Section 39 below).

Section 28.     Counterparts; Facsimile Execution.

(a)          The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything contained herein to the contrary, the parties hereto are under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the parties hereto pursuant to procedures approved by the parties hereto; provided, further, that, without limiting the foregoing, upon the request of the either party hereto, any electronic signature shall be promptly followed by such manually executed counterpart.

(b)          This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the parties hereto and when the parties hereto shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of this Agreement, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

Section 29.     Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 30.     Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 31.     Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 32.      Withholding Taxes.

(a)          If the Lead Securitization Noteholder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to any Noteholder with respect to the Mortgage Loan as a result of such Noteholder constituting a Non-Exempt Person, the Lead Securitization Noteholder, in its capacity as servicer (or the Servicer on behalf of the Lead Securitization Noteholder), shall be entitled to do so with respect to such other Noteholder’s interest in such payment (all withheld amounts being deemed paid to such other Noteholder), provided that the Lead Securitization Noteholder (or the Servicer on its behalf) shall furnish such other Noteholder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such other Noteholder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such other Noteholder is subject to tax.

(b)          Each other Noteholder (to the extent it is not the same entity as the Lead Securitization Noteholder) shall and hereby agrees to indemnify the Lead Securitization Noteholder against and hold the Lead Securitization Noteholder harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Lead Securitization Noteholder (or the Servicer on its behalf) to withhold Taxes from payment made to such other Noteholder in reliance upon any representation, certificate, statement, document or instrument made or provided by such other Noteholder to the Lead Securitization Noteholder in connection with the obligation of the Lead Securitization Noteholder to withhold Taxes from payments made to such other Noteholder, it being expressly understood and agreed that (i) the Lead Securitization Noteholder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such other Noteholder shall, upon request of the Lead Securitization Noteholder and at its sole cost and expense, defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization Noteholder.

(c)          Each Noteholder (to the extent it is not the same entity as the Lead Securitization Noteholder) represents to the Lead Securitization Noteholder (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Noteholder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, each Noteholder (to the extent it is not the same entity as the Lead Securitization Noteholder) shall deliver to the Lead Securitization Noteholder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Noteholder substantiating that such Noteholder is not a Non-Exempt Person and that the Lead Securitization Noteholder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if a Noteholder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder an Internal Revenue

Service Form W-9 and (ii) if a Noteholder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Noteholder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN or Form W-8BEN-E, or successor forms, as may be required from time to time, duly executed by such Noteholder, as evidence of such Noteholder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Noteholder shall not be obligated to make any payment hereunder to a Noteholder in respect of its Note or otherwise until such Noteholder shall have furnished to the Lead Securitization Noteholder the requested forms, certificates, statements or documents.

Section 33.     Custody of Mortgage Loan Documents. Prior to the date of the First Securitization, the originals of all of the Mortgage Loan Documents (other than any Notes not held by the Initial Agent) shall be held by the Initial Agent on behalf of the registered holders of each of the Notes. On and after the First Securitization, the originals of all of the Mortgage Loan Documents (including the Note or Notes included in the First Securitization, but excluding the Notes not included in the First Securitization) shall be held by the First Securitization Noteholder (or a custodian acting on behalf of the First Securitization Noteholder) on behalf of the registered holders of the Notes, until the Note A-1 Securitization Date, at which time, the originals of all of the Mortgage Loan Documents (other than the Notes not included in the Note A-1 Securitization) shall be held by the Lead Securitization Noteholder (or a custodian acting on behalf of the Lead Securitization Noteholder).

Section 34.     Servicing of the Loan After the Securitization Date. Pursuant to the Lead Securitization Servicing Agreement, the Master Servicer (whose identity may change from time to time as provided in the Lead Securitization Servicing Agreement) will be appointed as the servicer of the Mortgage Loan and the Special Servicer will be appointed as the special servicer of the Mortgage Loan, and the parties agree that the Master Servicer and Special Servicer will service the Mortgage Loan on behalf of the Senior Noteholder and the Junior Noteholder pursuant to the Lead Securitization Servicing Agreement and subject to the terms hereof.

Section 35.     Notices. All notices required hereunder shall be given by (i) telephone (confirmed promptly in writing) or shall be in writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

All notices and reports (including, without limitation, Asset Status Reports) required to be delivered hereunder by the Lead Securitization Noteholder (or the Servicer on its behalf) to the Controlling Noteholder (or its Operating Advisor), or by the Controlling

Noteholder (or its Operating Advisor) to the Lead Securitization Noteholder (or the Servicer on its behalf), shall also be delivered by the applicable party to the Junior Noteholder.

Section 36.     Broker. Each Noteholder represents to each other Noteholder that no broker was responsible for bringing about this transaction.

Section 37.     Certain Matters Affecting the Agent.

(a)          The Agent may request and/or rely upon, and shall be protected in acting or refraining from acting upon the representations and warranties made by any transferee in connection with a Transfer pursuant to Section 19 or otherwise in connection with Section 19, 20 or 21;

(b)          The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(c)          The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Agreement, unless it has received an indemnity reasonably satisfactory to it;

(d)          The Agent or any of its directors, officers, employees, Affiliates, agents or “control persons” within the meaning of the Securities Act of 1933, as amended, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)          The Agent shall not be bound to make any investigation into the facts or matters related to a Transfer or in connection with Section 19, 20 or 21; and

(f)           The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

Section 38.     Termination of Agent. Prior to a Securitization, the Agent may be terminated at any time upon ten (10) days prior written notice from the Note A-1 Holder. In the event that the Agent is terminated pursuant to this Section 38, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date and time of such termination.

The Agent may resign at any time upon notice, so long as a successor Agent, reasonably satisfactory to the Noteholders, has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. UBS AG, New York Branch, as Initial Agent, may transfer its rights and obligations to the Servicer, as successor Agent, at any time without the consent of any Noteholder. UBS AG, New York Branch, as Initial Agent, shall promptly and diligently attempt to cause the Servicer to act as successor Agent, and, if the Servicer declines to act in such capacity, shall promptly and diligently attempt to cause a similar servicer to act as successor Agent. The termination or resignation of the Servicer, as Servicer under the Servicing Agreement, shall be deemed a termination or resignation of the Servicer as Agent under this Agreement. Notwithstanding anything to the contrary in this Agreement, upon a Securitization of any Senior Note or any portion thereof, the Certificate Administrator (or, if there is no Certificate Administrator, the Trustee) shall automatically become and be the Agent.

Section 39.     Resizing. Notwithstanding any other provision of this Agreement, for so long as any Senior Noteholder or an affiliate thereof (a “Securitizing/Resizing Entity”) is the owner of any Senior Note that is not included in a Securitization (each, an “Owned Note”), such Securitizing/Resizing Entity shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in either case, “New Notes”) reallocating the principal of any Owned Note to such New Notes; or severing an Owned Note into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of such Owned Note; provided, that (i) the aggregate principal balance of all outstanding New Notes following any such amendment is no greater than the aggregate principal amount of the applicable Owned Note prior to such amendment, (ii) all Notes continue to have the same weighted average interest rate as the Notes prior to such amendments, (iii) all Senior Notes pay on a Pro Rata and Pari Passu Basis and such reallocated or component New Notes shall be automatically subject to the terms of this Agreement, and (iv) the Securitizing/Resizing Entity holding the New Notes shall notify the Controlling Noteholder, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in writing of such modified allocations and principal amounts. In connection with the foregoing (provided the conditions set forth in clauses (i) through (iv) above are satisfied, the Master Servicer is hereby authorized and directed to execute amendments to the Mortgage Loan Documents and this Agreement on behalf of any or all of the Note Holders, as applicable, solely for the purpose of reflecting such reallocation of principal and if an Owned Note is severed into more than one New Note, each New Note shall have the same rights as the respective original Owned Note and each New Note shall be a “Note” hereunder and for purposes of adding and modifying any definitions related thereto. If more than one New Note is created hereunder, for purposes of exercising the rights of a “Controlling Noteholder” or “Non-Controlling Noteholder”, as applicable, shall be provided in the definitions of such terms in this Agreement; provided that the Controlling Noteholder shall be entitled to designate any New Note created from the existing controlling note to be a Non-Controlling Note hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

UBS AG, as Initial Note A-1 Holder

By:	/s/ Mary Kunka
Name: Mary Kunka
Title: Managing Director

By:	/s/ Jared Randall
Name: Jared Randall
Title: Executive Director

UBS AG, as Initial Note A-2 Holder

By:	/s/ Mary Kunka
Name: Mary Kunka
Title: Managing Director

By:	/s/ Jared Randall
Name: Jared Randall
Title: Executive Director

UBS AG, as Initial Note A-3 Holder

By:	/s/ Mary Kunka
Name: Mary Kunka
Title: Managing Director

By:	/s/ Jared Randall
Name: Jared Randall
Title: Executive Director

SAVE MART PORTFOLIO AGREEMENT AMONG NOTEHOLDERS

UBS AG, as Initial Note A-4 Holder

By:	/s/ Mary Kunka
Name: Mary Kunka
Title: Managing Director

By:	/s/ Jared Randall
Name: Jared Randall
Title: Executive Director

DEUTSCHE BANK AG, NEW YORK BRANCH, as Initial Note A-5 Holder

By:	/s/ Murray Mackinnon
Name: Murray Mackinnon
Title: Director

By:	/s/ Peter Castro
Name: Peter Castro
Title: Director

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P., as Initial Note A-6 Holder

By:	/s/ Anthony Orso
Name: Anthony Orso
Title: CEO-CCRE

UBS AG, as Initial Junior Noteholder

By:	/s/ Mary Kunka
Name: Mary Kunka
Title: Managing Director

By:	/s/ Jared Randall
Name: Jared Randall
Title: Executive Director

SAVE MART PORTFOLIO AGREEMENT AMONG NOTEHOLDERS

DEUTSCHE BANK AG, NEW YORK BRANCH, as Initial Junior Noteholder

By:	/s/ Murray Mackinnon
Name: Murray Mackinnon
Title: Director

By:	/s/ Jon Till
Name: Jon Till
Title: Vice President

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P., as Initial Junior Noteholder

By:	/s/ Anthony Orso
Name: Anthony Orso
Title: CEO-CCRE

SAVE MART PORTFOLIO AGREEMENT AMONG NOTEHOLDERS

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.       Description of Mortgage Loan:

Mortgage Loan:	Loan Agreement, dated as of May 16, 2017, between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, individually and as Agent for one or more Co-Lenders, as Co-Lender, Cantor Commercial Real Estate Lending, L.P., as Co-Lender and Deutsche Bank AG, New York Branch, as Co-Lender and the Mortgage Loan Borrower
Mortgage Loan Borrower:	RMP Properties, LLC
Date of the Mortgage Loan and the Mortgage:	May 16, 2017
Initial Principal Amount of Mortgage Loan:	$170,000,000.00
Location of Mortgaged Property:	Various, California
Stated Maturity Date:	June 6, 2027

B.       Description of Note Interests:

Initial Senior Note Principal Balance:	$138,000,000.00
Initial Note A-1 Principal Balance:	$50,000,000.00
Initial Note A-2 Principal Balance:	$20,000,000.00
Initial Note A-3 Principal Balance:	$10,000,000.00
Initial Note A-4 Principal Balance:	$3,000,000.00
Initial Note A-5 Principal Balance:	$40,000,000.00
Initial Note A-6 Principal Balance:	$15,000,000.00
Initial Junior Note Principal Balance:	$32,000,000.00
Senior Note Rate:	4.4153758%
Junior Note Rate:	5.1305669%

 A-1

Initial Senior Note Percentage Interest:	81.18%
Initial Senior Note Percentage Interest (UBS AG, New York Branch):	60.1%
Initial Senior Note Percentage Interest (DBNY):	29.0%
Initial Senior Note Percentage Interest (CCRE):	10.9%
Initial Junior Note Percentage Interest:	18.82%
Initial Junior Note Percentage Interest (UBS AG, New York Branch):	60.1%
Initial Junior Note Percentage Interest (DBNY):	29.0%
Initial Junior Note Percentage Interest (CCRE):	10.9%

 A-2

EXHIBIT B

Initial Note A-1 Holder, Initial Note A-2 Holder, Initial Note A-3 Holder, Initial Note A-4 Holder:

UBS AG

1285 Avenue of the Americas

New York, New York 10019

Attention:  David Schell

Email:  david.schell@ubs.com

with a copy to:

Chad Eisenberger, Esq.
UBS Business Solutions LLC
153 West 51st Street

New York, New York 10019
Email: chad.eisenberger@ubs.com
Telephone No.: (212) 821-4885

Initial Note A-5 Holder:

Deutsche Bank AG, New York Branch

60 Wall Street, 10th Floor

New York, NY 10005

Attention: Robert W. Pettinato, Jr.

Facsimile No.: (212) 797-4489

with a copy to:

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Jonathan Nunes
Facsimile No.: (212) 839-5599
Email: jnunes@sidley.com

Initial Note A-6 Holder:

Cantor Commercial Real Estate Lending, L.P.

110 East 59th Street, 6th Floor

New York, New York 10022

Attention:  Legal Department

Email: legal@ccre.com

with a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Lisa Pauquette, Esq.
Facsimile No.: (212) 504-6666

Email: lisa.pauquette@cwt.com

Initial Junior Noteholder:

(i) To UBS AG, New York Branch

UBS AG

1285 Avenue of the Americas

New York, New York 10019

Attention:  David Schell

Email:  david.schell@ubs.com

with a copy to:

Chad Eisenberger, Esq.
UBS Business Solutions LLC
153 West 51st Street

New York, New York 10019
Email: chad.eisenberger@ubs.com
Telephone No.: (212) 821-4885

(ii) To DBNY

Deutsche Bank AG, New York Branch

60 Wall Street, 10th Floor

New York, NY 10005

Attention: Robert W. Pettinato, Jr.

Facsimile No.: (212) 797-4489

with a copy to:

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Jonathan Nunes
Facsimile No.: (212) 839-5599
Email: jnunes@sidley.com

B-2

(iii) To CCRE

Cantor Commercial Real Estate Lending, L.P.

110 East 59th Street, 6th Floor

New York, New York 10022

Attention:  Legal Department

Email: legal@ccre.com

with a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Lisa Pauquette, Esq.
Facsimile No.: (212) 504-6666

Email: lisa.pauquette@cwt.com

B-3

EXHIBIT C

PERMITTED FUND MANAGERS

1.	Apollo Global Real Estate

2.	Archon Capital, L.P.

3.	BlackRock, Inc.

4.	The Blackstone Group International Ltd.

5.	Clarion Partners

6.	Colony Capital, Inc.

7.	Eightfold Real Estate Capital, L.P.

8.	Fortress Investment Group LLC

9.	Goldman, Sachs & Co.

10.	iStar Financial Inc.

11.	J.E. Roberts Companies

12.	KKR Real Estate Manager Finance LLC

13.	Lend-Lease Real Estate Investments

14.	Lonestar Funds

15.	Praedium Group

16.	Prima Capital Advisors LLC

17.	Raith Capital Partners, LLC

18.	Rialto Capital Advisors, LLC

19.	Rialto Capital Management, LLC

20.	Square Mile Capital Management LLC

21.	Starwood Financial Trust
22.	Torchlight Investors
23.	Walton Street Capital, LLC

24.	Westbrook Partners

C-1